CONFIDENTIAL TREATMENT REQUESTED UNDER
C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.
[*****] INDICATES OMITTED MATERIAL THAT IS THE
SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST
FILED SEPARATELY WITH THE COMMISSION.
THE OMITTED MATERIAL HAS BEEN FILED
SEPARATELY WITH THE COMMISSION.
Exhibit 10.60
MARKET DEVELOPMENT AGREEMENT
BETWEEN
NEWCO, LLC
AND
INTEL CORPORATION

TABLE OF CONTENTS
SECTION REFERENCES
1.	PREAMBLE

2.	PURPOSE AND SCOPE

3.	TERM AND MVNO OPTION

4.	DEVICE EMBEDDING RATES, DISTRIBUTION INCENTIVES AND EMBEDDING SUPPORT ACTIVITIES

5.	ACTIVATION FEES FOR EMBEDDED DEVICES

6.	NEWCO NETWORK DEPLOYMENT

7.	REMEDIES FOR MISSED PERFORMANCE TARGETS

8.	[*****]

9.	DATABASE, TRACKING OF ACTIVATIONS AND AUDITS

10.	MARKETING AND CO-BRANDING

11.	[*****]

12.	REVENUE SHARE

13.	RESERVED

14.	OPEN PATENT ALLIANCE

15.	QUARTERLY MANAGEMENT REVIEW

16.	REPORTS AND PAYMENTS

17.	PRIOR AGREEMENTS

18.	WIMAX DEVELOPMENT ROADMAP AND SUPPORT

19.	RESERVED

20.	WIMAX CHIPSET SOURCING TERMS
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21.	COLLABORATION ON GLOBAL ADOPTION

22.	CUSTOMER RELATIONS

23.	DEMONSTRATION AND TEST ACCOUNTS

24.	NETWORK DATA

25.	INTELLECTUAL PROPERTY OWNERSHIP

26.	DISCLAIMER OF WARRANTIES

27.	GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF INTEL

28.	GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF NEWCO

29.	CONFIDENTIAL INFORMATION

30.	SEC FILING

31.	INDEMNITY

32.	LIMITATION OF LIABILITY

33.	TERMINATION

34.	REGULATORY REQUIREMENTS AND STANDARDS

35.	COMPLIANCE WITH LAWS

36.	MARKS

37.	TAXES, DUTIES AND APPLICABLE TAX LAWS

38.	FORCE MAJEURE

39.	NOTICES

40.	RESERVED

41.	CHOICE OF LAW; DISPUTE RESOLUTION
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42.	SEVERABILITY

43.	SURVIVAL

44.	BINDING EFFECT; ENTIRE AGREEMENT

45.	AMENDMENTS; NO WAIVER

46.	CONSTRUCTION AND INTERPRETATION

47.	INCORPORATION BY REFERENCE

48.	COUNTERPARTS; FAX SIGNATURES
INDEX OF APPENDICES

Appendix A	Definitions List

Appendix B	Intel MVNO Bundling Requirements

Appendix C	Method of Measuring POPs Coverage

Appendix D	[*****]

Appendix E	Technical Performance Requirements

Appendix F	Trademark License Agreement

Appendix G	RFI/RFP Provisions
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MARKET DEVELOPMENT AGREEMENT
BETWEEN
NEWCO, LLC
AND
INTEL CORPORATION
This Market Development Agreement (“Agreement”) dated ___200_, is by and between Newco, LLC a Delaware limited liability company (“Newco”), having an office at [TBD], and Intel Corporation, (“Intel”) a Delaware corporation, having an office at 2200 Mission College Boulevard, Santa Clara, California, 95052. Newco and Intel are each a “Party”, and collectively are referred to as the “Parties”. Initially capitalized terms not defined when first used are defined in Appendix A, “Master Definitions List”.
1.	PREAMBLE
1.1 WHEREAS, Newco, together with various subsidiaries and affiliated companies, owns, controls, and operates telecommunications systems and is licensed by the FCC to provide telecommunications and information services over the 2.5GHz spectrum in specified market segments;
1.2 WHEREAS, Newco is in the process of building and deploying a wireless broadband 2.5 GHz telecommunications network in the United States using the WiMAX technology standard;
1.3 WHEREAS, Newco desires that its Customers be able to use a variety of WiMAX enabled Devices on the Newco Network;
1.4 WHEREAS, Intel has developed, and intends to develop, one or more WiMAX Chipsets suitable for embedding in Devices;
1.5 WHEREAS, Newco and Intel wish to work together to market and promote WiMAX to consumers and original equipment manufacturers of Devices in an effort to accelerate deployment and adoption of WiMAX Devices and WiMAX Services in the United States;
1.6 WHEREAS, Sprint and Intel, and Clearwire and Intel, have each previously entered into separate agreements for the development and deployment of WiMAX-based chipsets and a WiMAX-based network;
1.7 WHEREAS, Newco’s predecessor in interest and Intel are entering into the Transaction Agreement pursuant to which Intel will make an investment in Newco at the Closing (as defined therein) thereunder, the occurrence of which is a condition precedent to the Parties entering into this Agreement.
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NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
2.	PURPOSE AND SCOPE
2.1 Under this Agreement, the Parties contemplate the good faith commitment by Newco to deploy the Newco Network in the United States and promote the use of Qualifying Intel Devices, and Intel’s good faith commitment to develop, market, sell, and support certain WiMAX Chipsets for use in Devices that may be used on the Newco Network.
2.2 The objective of the Parties is to jointly accelerate deployment and adoption of WiMAX products and services in the United States across a broad array of devices for use on the Newco Network, by the deployment of the Newco Network and, subject to applicable law, by providing incentives to OEMs and ODMs to incorporate WiMAX Chipsets into Devices in commercial quantities as soon as possible. To that end, Newco is making certain commitments to build out the Newco Network, and Intel is making certain commitments to meet certain Embedding Rates. Intel and Newco also, among other things, are agreeing to certain appropriate [*****] commitments, subject to applicable law, to accelerate the deployment and adoption of WiMAX products and services by OEMs and ODMs.
2.3 Both Parties understand that their efforts to accelerate deployment and adoption of WiMAX products and services are, among other things, dependent on competitive pricing of WiMAX Chipsets and WiMAX broadband Services that are sufficiently low to encourage OEMs and ODMs to incorporate WiMAX Chipsets into a large segment of OEM and ODM Device product lines and to encourage a large number of potential Newco Customers to use WiMAX broadband Services on the Newco Network.
3.	TERM AND MVNO OPTION
3.1 The term of this Agreement will be from the date that this Agreement has been executed by both Parties (“Effective Date”) and for seven (7) years thereafter (the “Initial Term”). After the Initial Term, but only for so long as Intel (a) each year after the Initial Term continues to meet its Annual Spending Requirements, (b) each year after the Initial Term achieves an Embedding Rate of not less than [*****] (c) each year after Year Six achieves an Embedding Rate for [*****] that is greater than or equal to [*****] of the Embedding Rate that was achieved by Intel in the prior year for each such Device, provided that the Embedding Rate is never less than [*****] and (d) is not otherwise in material breach of this Agreement at the time of commencement of an Intel Renewal Term, then Intel may, at its sole option, extend this Agreement for successive one (1) year terms (each an “Intel Renewal Period”) up to a maximum of thirteen (13) times for a total potential term of twenty (20) years by giving written notice to Newco of Intel’s election to renew at least ninety (90) calendar days before the expiration of the Initial Term or an Intel Renewal Period, as applicable. Notwithstanding the foregoing, if Intel
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has elected to extend this Agreement for the maximum period set forth in the preceding sentence, then beginning with the twentieth (20th) year, this Agreement will automatically renew for successive one (1) year renewal periods (each a “Renewal Period”), provided however that at the beginning of the twentieth (20th) year of this Agreement or no later than the first day of any subsequent year, either Party my terminate this Agreement by giving written notice to the other Party at least one (1) year prior to the commencement of the next Renewal Period (for example only, if this Agreement were extended by Intel through the twentieth (20th) year, Newco may terminate this Agreement effective at the end of the twentieth (20th) year by giving written notice to Intel no later than the first day of the twentieth (20th) year). The Initial Term, together with any applicable Intel Renewal Periods and any applicable Renewal Periods, is referred to as the “Term.”
3.2 3G MVNO Option. Concurrent with the execution of this Agreement and subject to the provisions of Section 3.3 below, the Parties contemplate that Intel will enter into a separate written agreement with a Sprint subsidiary pursuant to which Intel and the Sprint subsidiary will agree upon the terms and conditions under which Intel shall, if it so elects, have the right to become a Party (as defined therein) to that certain MVNO Support Agreement dated as of [DATE], as amended, modified or supplemented from time to time (the “3G MVNO Agreement”) among Sprint Spectrum, Comcast, Time Warner, Advance-Newhouse and Newco.
3.3 At any time during the Initial Term, Intel shall have the right to elect to become either (a) a Party (as defined therein) to that certain 4G MVNO Agreement dated as of [DATE], as amended, modified or supplemented from time to time (the “4G MVNO Agreement”) among Newco, Sprint Spectrum, Comcast, Time Warner and Advance-Newhouse (a “4G MVNO Election”), or (b) a Party to both the 4G MVNO Agreement and the 3G MVNO Agreement (a “Combined MVNO Election”). Any 4G MVNO Election shall be on terms and conditions that are the same as those offered to any MSO Member who is a Party (as defined therein) to the 4G MVNO Agreement with Newco, executed concurrently with this Agreement, and which will include an obligation on Intel to bundle additional services with WiMAX access service (whether such additional services are Intel branded or are provided through an arrangement with a third party provider of additional services) as provided in Appendix B to this Agreement (the “Intel Bundled Services”), subject to the following conditions:
3.3.1 At both the time of any 4G MVNO Election or Combined MVNO Election, and at the time a 4G MVNO Election or a Combined MVNO Election becomes effective, Intel must (a) be in compliance with its Intel MDF commitment in the calendar year just prior to when the 4G MVNO Election or Combined MVNO Election becomes effective in accordance with Section 10.1, (b) have met its Embedding Rate commitment for the year just prior to when the 4G MVNO Election or Combined MVNO Election becomes effective for [*****] as provided in Table 4.1, and (c) not be in material breach of this Agreement; and
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3.3.2 If Intel makes a 4G MVNO Election or a Combined MVNO Election in the first three (3) years of this Agreement, then this Agreement shall terminate three (3) years after the Effective Date. If Intel makes a 4G MVNO Election or Combined MVNO Election more than three (3) years after the Effective Date, but before the end of the seventh year of this Agreement, then this Agreement shall terminate at the time such 4G MVNO Election or Combined MVNO Election becomes effective. In either case, if Intel exercises either a 4G MVNO Election or a Combined MVNO Election, it will do so in good faith by making commercially reasonable efforts to (a) develop, promote, and sell a WiMAX mobile broadband service, and (b) make available WiMAX chipsets to OEMs for, and work with such OEMs to accomplish, the embedding of WiMAX Chipsets in Intel Devices during the seven (7) year period immediately following the Effective Date.
3.4 Procedure for making a MVNO Election. If Intel makes a 4G MVNO Election, it will do so by delivery of the joinder agreement that is an exhibit under the 4G MVNO Agreement. If Intel makes a Combined MVNO Election, it will do so by delivery of the joinder agreement that is an exhibit under both the 3G MVNO Agreement and the 4G MVNO Agreement. Prior to execution of a joinder agreement, Newco will provide to Intel copies of amendments, if any, to the 3G MVNO Agreement and 4G MVNO Agreements.
3.5 Notwithstanding anything to the contrary in this Agreement or in the 4G MVNO Agreement between the Parties, and notwithstanding anything to the contrary in the 3G MVNO Agreement between Intel and a Sprint subsidiary, if Intel is in material breach of this Agreement and/or in material breach of any 4G MVNO Agreement between the Parties, or is in material breach of any 3G MVNO Agreement between Intel and a Sprint Subsidiary, and has not cured such material breach as provided for in this Agreement for breaches related to this Agreement or any such 4G MVNO Agreement for breaches related to such 4G MVNO Agreement or any such 3G MVNO Agreement, then Newco may terminate this Agreement and the 4G MVNO Agreement (solely with respect to Intel and not as to any other party to such agreements) between the Parties by giving written notice of termination to Intel.
4.	DEVICE EMBEDDING RATES, DISTRIBUTION INCENTIVES AND EMBEDDING SUPPORT ACTIVITIES
4.1 Intel Device Commitments.
4.1.1 Intel shall achieve the Embedding Rate for Intel-Based Devices as set forth in Table 4.1 and, if Intel elects to extend this Agreement under Section 3.1, in Section 4.1.2 below:
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TABLE 4.1
Intel Embedding Rate Commitment for [*****]
Sold to [*****]
[*****]
4.1.2 Notwithstanding anything to the contrary, during the Initial Term, [*****].
4.2 Annual Reviews and Embedding Rate Targets. Within forty-five (45) days after June 30 of each year as part of the Parties’ annual goal setting process, Intel shall translate the Embedding Rates specified above into [*****] for the forthcoming year. Intel shall use commercially reasonable efforts to obtain relevant sales data from its OEMs and their respective distributors in order to determine the number of [*****] that are sold to [*****] each year. If Intel is, after using commercially reasonable efforts, unable to obtain such data, the Parties shall meet and confer in good faith and shall agree on a mutually acceptable method of determining the number of [*****] that are sold to [*****] each year.
4.3 [*****]. Except as otherwise provided in this Agreement, subject to applicable law, [*****] Newco shall not directly or indirectly provide [*****].
4.4 [*****].
4.5 Design-Win and Design-In Engineering and Validation Support. During the Term, Intel shall provide and perform appropriate and necessary Design-Win and Design-In engineering and validation support for such activities as thermal and electrical testing, layout, antenna specification design and placement, and lab/field testing to ensure that Qualifying [*****] are available for use, and function properly, on the Newco Network.
4.6 Interoperability Testing. As part of its support of its OEM and ODM customers and certain other third parties, Intel shall support and coordinate IOT on the Newco Network to ensure Qualifying Intel Devices, infrastructure equipment, and services interoperate pursuant to a mutually agreed upon IOT schedule, which IOT schedule the Parties will use good faith efforts to accomplish promptly after execution of this Agreement. Newco shall coordinate with Intel to facilitate any required IOT with the OEMs and ODMs that manufacture Qualifying [*****] that are intended to operate on the Newco Network, and upon Intel’s reasonable request, Newco shall make its personnel reasonably available to discuss the Newco Network with OEMs that manufacture Qualifying [*****] in an effort to reasonably assist Intel in meeting its Embedding Rate commitments.
4.7 Automatic Updates. Intel shall make commercially reasonable efforts to implement and make available to consumers one or more systems that will provide
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automatic software updates including without limitation new releases, correction patches, bug fixes and promotional offers, to Devices containing Qualifying WiMAX Chipsets.
4.8 Device Certification.
4.8.1 Streamlined Certification Requirements. Certification requirements for Devices on the Newco Network shall conform to the certification standards established by the WiMAX Forum and any additional reasonable streamlined certification requirements established by Newco. If such certification requirements require access to Newco facilities and/or personnel, Newco shall provide the same level and scope of access to Intel or Intel’s designated third party engineering partners (subject to execution of an appropriate non-disclosure agreement by such third party engineering partners), as Newco provides to other parties seeking certification. Access shall not be unreasonably withheld or delayed. Newco shall make available to Intel or its designated third party engineering partners estimated schedules and timelines for the streamlined certification process to support the development of product launch timelines.
4.8.2 The certification requirements and Newco’s Quarterly Services Roadmap are among other things Newco anticipates discussing with its MSO Members during the Forum discussions between such parties. Newco shall use good faith reasonable efforts to include provisions in its MVNO agreements that afford Intel the opportunity to participate in all Forum discussions between Newco and the MSO Members. If Intel is unable to participate as described herein, Newco will provide a reasonably detailed update to Intel of Newco’s Quarterly Services Roadmap after each Forum meeting, unless such information is deemed confidential by the members of the Forum.
4.8.3 The Parties will confer in good faith to discuss support and certification for Non-Standard Network Service features, but Intel shall not be obligated to support any such non-standard features.
4.8.4 Intel will be responsible for the certification identified in Section 4.8.1, including any associated costs incurred by Intel directly and reasonable associated direct costs of Newco, if requested by Newco, for any Qualifying Intel Devices on the Newco Network (“Certification Costs For Intel Qualifying Devices”) consistent with the certification process described in this Agreement provided however that such Certification Costs For Intel Qualifying Devices are no greater than any other cost reimbursement Newco receives from any other third party for such certification process. In the event Newco requests Intel to reimburse Newco for such Certification Costs For Intel Qualifying Devices, Newco will first provide Intel with written documentation estimating such Newco Certification Costs For Intel Qualifying Devices and upon completion of such certification all final documentation specifying in detail the actual Newco Certification Costs For Intel Qualifying Devices.
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5.	ACTIVATION FEES FOR EMBEDDED DEVICES
5.1 Payments to Intel. Commencing on the Start Date and for the period specified in Table 5.1 below, as consideration for Intel achieving the Embedding Rates set forth in Section 4.1 above, Newco shall pay to Intel Embedded Device Activation Fees as set forth in Table 5.1 below, subject to any adjustments, for each Qualifying Intel Device Activated on the Newco Network:
TABLE 5.1
Intel Embedded Device Activation Fees
[*****]
5.2 [*****]. Subject to Section 5.2.1., Embedded Device Activation Fees shall [*****].
5.2.1 [*****]. Notwithstanding the provisions of Section 5.2, [*****]:
[*****]
5.2.2 [*****], then in order to determine whether [*****] in Section 5.2 above [*****] under Section 5.1, [*****] as the basis for calculating the amount of [*****] referenced in Section 5.2, and the resulting amount will be used to determine if [*****]. Unless the Parties agree otherwise, the method of calculation in this Section 5.2.2 shall not apply to [*****] and the provisions of Section 5.2 shall be used to determine if [*****].
5.3 [*****]. If in any year (as measured on the first day of July for the preceding twelve (12) month period [*****]). For the purposes of this Section 5.3, [*****] as provided in this Section 5.3, then within thirty (30) calendar days after the [*****] in this Section 5.3. For the avoidance of doubt, the Parties acknowledge that the [*****] under this Agreement.
5.4 [*****]. Newco will pay to Intel the Embedded Device Activation Fees due in accordance with the payment terms specified in Section 16.3. Subject to Section 5.2, the Parties agree that [*****].
5.5 Newco and Intel shall engage in good faith discussions regarding Embedded Device Activation Fees and/or other joint activities to agree on [*****]. Notwithstanding anything to the contrary in this Agreement, until the Parties have (a) agreed that a particular [*****] and (b) agreed upon deliverables specific to those agreed upon [*****]. Nothing herein shall obligate either Party to enter into an agreement concerning [*****].
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6.	NEWCO NETWORK DEPLOYMENT
6.1 Newco shall achieve the POPs Coverage set forth in Table 6.1 below:
TABLE 6.1
Newco POPs Coverage Commitment

Time Period	POPs Coverage to be Achieved by Newco
[*****]	[*****]
6.2 Network Coverage Service Level. Solely for the purposes of this Section 6 and for no other purpose, Newco’s POPs Coverage shall be determined by the methodology set forth on Appendix C to this Agreement.
6.3 Notwithstanding anything to the contrary in this Agreement, if Newco has (or in the case where December 31, 2008 is prior to the Effective Date, then if Clearwire and Sprint acting independently have in the aggregate) [*****]. If Newco (or in the case where December 31, 2008 is prior to the Effective Date, then if Clearwire and Spring acting independently but in the aggregate) [*****]. Notwithstanding anything to the contrary in this Agreement, [*****]. In the event December 31, 2008 is after the Effective Date, Newco will within thirty (30) days thereafter provide Intel with written notice as to the total number of POPs Coverage as of December 31, 2008 in major metropolitan service areas in the United States. Clearwire and Sprint each have separately acknowledged in a written agreement that they will provide their respective POPs Coverage numbers, as of December 31, 2008, to Intel.
7.	REMEDIES FOR MISSED PERFORMANCE TARGETS
7.1 RESERVED
7.2 Except as otherwise provided in Section 7.3, the remedies specified in the following Table 7.2 are in addition to any other remedies the respective Parties have in the event either Intel fails to meet its Embedding Rate targets and/or Newco fails to meet its POPs Coverage targets.
TABLE 7.2
Remedies for Missed Performance Targets
[*****]
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7.3 Sole and Exclusive Remedies. Notwithstanding the provisions of Section 7.2, in the event that Intel uses commercially reasonable efforts to [*****] and still fails to do so, then the respective remedies set forth in Table 7.2 shall be the other Party’s sole and exclusive remedy with respect to the [*****]. In the event that Intel elects to renew this Agreement after the Initial Term as provided for in Section 3.1 above and uses commercially reasonable efforts to [*****] or any subsequent applicable yearly period and still fails to do so, the sole remedy of Newco shall be that Intel shall not have any right under Section 3.1 to extend the Term for any additional Intel Renewal Periods.
8.	[*****]
8.1 OEM/ODM Incentives. Subject to applicable law, as between Intel and Newco [*****] shall be responsible for providing necessary and appropriate engineering support, technical support and commercially reasonable financial incentives to OEMs and ODMs in order to achieve the Embedding Rates specified in Section 4.1 of this Agreement for [*****]. In order to (a) facilitate accelerated embedding of Qualifying WiMAX Chipsets in [*****] and (b) further the Parties’ mutual goal to accelerate the deployment of a leading edge wireless broadband network with related services, [*****] shall, subject to applicable law, act as [*****] with respect to providing commercially reasonable [*****] including conducting all [*****] related thereto, and [*****] shall provide such commercially reasonable [*****] shall have no obligation or responsibility to provide [*****] under this Agreement to [*****] with respect to Embedding Rates or the [*****]. For the avoidance of doubt, the Parties hereby acknowledge and agree that [*****] the Embedded Device Activation Fees payable under this Agreement is [*****] obligations under Section 4.1 of this Agreement, and [*****] over the duration of the Term. Notwithstanding the foregoing, nothing herein shall restrict or otherwise prevent [*****] provided that such activities are not designed to circumvent the provisions of this Section 8.1, or Section 4.3.
8.2 OEM/ODM Promotional Activities. If Newco desires that Intel pursue and engage in reasonable specific promotions or other like activities with OEMs and/or ODMs to improve Embedding Rates or Activation Rates, Newco may provide reasonable suggestions in writing to Intel, and Intel shall use commercially reasonable efforts to implement such suggestions in a timely manner.
8.3 Retail Channels. Except as otherwise provided in this Agreement, Intel shall have no responsibility for providing appropriate incentives, financial or otherwise, to retail or other sales channels for the promotion of WiMAX related products and services.
8.4 Customer Care. Newco shall use commercially reasonable efforts to (a) coordinate with OEMs to establish a customer care process, subject in all instances to Newco’s policies and procedures for customer care, pursuant to which OEMs may redirect customers to Newco to resolve performance issues concerning the Newco
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Network, (b) assist customers in resolving verified performance issues with the Newco Network, and (c) include a disclaimer of liability notice to end users with respect to Newco Network performance for Newco, OEMs and Intel.
9.	DATABASE, TRACKING OF ACTIVATIONS AND AUDITS
9.1 Subject to applicable law, Intel or a third party retained by Intel shall (a) use commercially reasonable efforts to develop, maintain and operate a database, along with appropriate accounting software, to track and correlate sales, shipments and activations of Qualifying Intel Devices, [*****], and Intel-based MIDs (the “Activation Database”); and (b) administer, maintain and operate the Activation Database to track and settle any financial incentives owed to its OEM and/or ODM customers. Newco and Intel shall cooperate in good faith in an effort to appropriately integrate Intel’s Activation Database with Newco’s network operating systems to ensure automatic, cost-effective, and timely reconciliation of accounts.
9.2 Audits. Intel and Newco will each maintain complete and accurate records of (a) all amounts owed, all Marketing Tonnage and payments made, by Intel and Newco hereunder, and (b) all data concerning POPs Coverage, Device volumes and activations, and any other data that is reasonably related to the scope and purpose of, or reasonably necessary to determine compliance with, this Agreement, all in accordance with U.S. generally accepted accounting principles. Intel and Newco will each retain such records for a period of three (3) years from the date of expiration or termination of this Agreement. Subject to applicable law, Intel and Newco agree to provide reasonable supporting documentation to each other concerning any discrepancies within thirty (30) calendar days after receipt of written notification of such discrepancies.
9.2.1 Upon at least thirty (30) calendar days’ prior written notice, either Party may, at its own expense, retain an independent third party auditing firm to conduct an audit of the other Party’s relevant records and documents for the purpose of determining compliance with the terms of this Agreement (an “Audit”). A Party may conduct such Audit only once per year during the Term at the audited Party’s business offices during the audited Party’s normal business hours at such facility and in such a manner as to not interfere with the audited Party’s normal business operations. Notwithstanding the foregoing, the Parties shall utilize commercially reasonable efforts to mutually agree on timing of any such Audit and shall use reasonable good faith efforts to avoid conducting such Audit during a Party’s year end and quarterly financial preparation and internal audit processes. The auditing firm (the “Auditor”) will be required to execute a confidentiality agreement, and the data utilized for the independent Audit and the results of the independent Audit will be confidential and will be disclosed only to Newco and Intel, except in the case of CPNI which shall not be disclosed to Intel. The Auditor shall discuss its preliminary findings with Intel and Newco representatives prior to reducing its finding to writing and afford both Intel and
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Newco an opportunity at such meeting and for at least three (3) business days thereafter to provide additional information or suggest alternate views of the reported results. Thereafter, the Auditor who conducts the examination shall simultaneously provide Intel and Newco with a copy of the Auditor’s written report. In the case of an Audit by Intel of Newco’s records, the Auditor shall, under the terms of its non-disclosure agreement with Newco, be expressly prohibited from sharing any CPNI with Intel. Intel shall use reasonable efforts to also instruct the Auditor not to share any CPNI with Intel. CPNI shall constitute the Confidential Information of Newco. If Intel comes into possession of any CPNI it will promptly return to Newco, or at the request of Newco destroy, such CPNI. Notwithstanding anything to the contrary, if Intel makes a 4G MVNO Election pursuant to this Agreement, at the time of such election the Parties shall meet in confer in good faith to mutually agree on (a) certain restrictions that will be placed on competitively sensitive data, and (b) joint instructions to the Auditor for the handling and use of competitively sensitive data, all of which shall be subject to applicable law.
9.2.2 In the event that the results of such independent Audit shows that a Party has not materially complied with the terms of this Agreement, such Party shall promptly commence reasonable efforts to cure, and shall cure, the material non-compliance within thirty (30) calendar days after receipt of the Auditor’s written report containing such results.
9.2.3 In the event that a Party has, to the extent such Party is obligated to pay any amounts to or for the benefit of the other Party, underpaid any amounts, the Party shall, within thirty (30) days after completion of the Audit, pay such amounts that are due and owing.
9.2.4 If any of the situations described in Section 9.2.2 or Section 9.2.3 occurs, notwithstanding anything to the contrary in this Agreement, in addition to any other remedies under this Agreement that are available to the Party conducting the Audit, the audited Party will reimburse the auditing Party for the reasonable out-of-pocket costs of the Audit.
10.	MARKETING AND CO-BRANDING
10.1 Intel Market Development Funds. Except as expressly provided in this Section 10, during the seven (7) year period commencing on the first day of [*****], Intel shall deliver into the United States marketplace not less than [*****] worth of Marketing Tonnage (the “Intel MDF”) through [*****]. Intel shall deliver not less than [*****] of the Intel MDF during the [*****] following the Start Date [*****] of the Intel MDF during the remaining [*****] consistent with generally acceptable [*****]. The Intel MDF shall be solely for the use in connection with [*****] be spent on programs and activities reasonably determined by
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Intel [*****] will include marketing funds spent on [*****] promotional activities as specified in this Section 10. [*****].
10.1.1 [*****] Newco shall provide Intel with a written summary of the cumulative Access Revenues received by Newco from [*****]. The summary shall identify what percentage of Access Revenues [*****]. If at the end of [*****] total amount of Access Revenue received by Newco [*****] If at the end of [*****] the total amount of Access Revenue received by Newco [*****] obligated to deliver into [*****] marketplace in the form of Marketing Tonnage [*****] To the extent that Intel has, at the end of [*****].
10.2 Marketing Program Reviews. As part of the quarterly review specified in Section 15 of this Agreement, the Parties shall discuss the effectiveness of the marketing programs and activities contemplated under this Agreement. If Newco desires that Intel pursue and engage in reasonable specific promotions or other activities, Newco may provide reasonable marketing and/or reasonable co-branding suggestions in writing to Intel, and Intel shall use commercially reasonable efforts to implement such suggestions in a timely manner. Upon request by Newco, Intel shall provide a written summary, in a form to be mutually agreed upon, of its efforts to implement such suggestions.
10.3 Brand Association and Co-Branding. Prior to the first day of Year One, Intel shall commence and complete development of the Co-Branding Construct to promote the Newco Network and the Newco brand in close association with Intel’s own brand(s). Intel shall keep Newco reasonably apprised of Intel’s progress in developing the Co-Branding Construct. Each Party will license to the other Party its Marks necessary for the Co-Branding Construct in accordance with the Trademark License in Appendix F attached hereto. The Co-Branding Construct will be prominently featured in Intel’s own direct advertising campaigns in accordance with the Trademark License in Appendix F, and made available for license by Intel, under Intel’s standard license terms, to OEMs and Intel’s other channel partners that [*****] program or other Intel programs for use in their marketing efforts to promote Qualifying Intel Devices that work on the Newco Network and where appropriate to support the [*****] efforts of third parties for [*****]. Conceptual drawings of the Co-Branding Construct are set forth in Appendix D to this Agreement, and the final Co-Branding Construct shall be similar to the conceptual drawings contained in Appendix D. Upon completion of the Co-Branding Construct, Intel will provide Newco with replacements for the conceptual drawings contained in Appendix D, and these will constitute the Co-Branding Construct. If requested by Newco, Intel will meet and confer in good faith to discuss licensing of the Co-Branding Construct or a substantially similar co-branding construct to Newco third party Resellers, MVNO Partners, and/or Affiliates.
10.4 Licensing Agreement. Attached to this Agreement as Appendix F is a separate royalty-free trademark license agreement (the “Trademark License”) between Intel and Newco, which shall be executed concurrent with this Agreement, and which shall remain
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valid for the Term, unless earlier terminated pursuant to its own terms. Notwithstanding anything to the contrary in this Agreement, the terms and conditions of the Trademark License shall govern the Parties’ respective rights, duties and obligations with respect to each Party’s Marks under this Agreement. In the event of a conflict between the terms of this Agreement and the terms of the Trademark License, the terms of the Trademark License shall govern but only to the extent necessary to resolve the conflict.
10.5 Marketing and Brand Strategy. No later than the first day of [*****], Intel shall commence [*****] of its WiMAX solutions in the [*****] using the final Co-Branding Construct (subject to any pre-existing contractual obligations to provide advance notice under Intel’s [*****]), incorporate the Co-Branding Construct into Intel’s [*****], and permit the Co-Branding Construct [*****]. The Intel MDF shall be used to [*****] as described in more detail in this Section 10, all of which shall be at Intel’s reasonable choosing, except as otherwise provided in Section 10.6, and which may include some but not necessarily all, of the marketing activities or environments described in this Section 10.
10.5.1 Determination of Appropriate Activities. Intel shall, through its customary brand marketing and brand strategy development and approval process, select which marketing and branding activities or environments would be most appropriate in Intel’s reasonable opinion to include in the final marketing and brand strategy (or any specific marketing campaign) for promotion of the Co-Branding Construct. During such process Intel shall obtain Newco’s input related to such marketing and brand strategy, but notwithstanding anything to the contrary in this Agreement Intel shall have the right in its reasonable discretion to determine the specific marketing and branding programs and/or environments related to Intel’s promotion of the Co-Branding Construct and its implementation details, except as otherwise provided in Section 10.6.
10.6 Minimum Enabling Requirements. Notwithstanding the provisions of Section 10.5, during the Term, Intel shall perform all of the marketing and co-branding activities set forth in this Section 10.6, which activities shall collectively be the minimum enabling requirements (the “Minimum Enabling Requirements”) under this Agreement. Intel shall have the right to propose in good faith reasonable alternatives to the Minimum Enabling Requirements. Newco shall review such proposals in good faith and may approve or deny such request, provided however that Newco shall not unreasonably refuse to approve a proposed alternative. [*****]
10.6.1 [*****]
10.6.2 [*****]
10.6.3 [*****]
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10.6.4 [*****]
10.6.5 [*****]
10.7 Additional Marketing Environments. Intel’s marketing campaigns may include a wide range of possible marketing environments at Intel’s reasonable choosing. For purposes of illustration only the following are descriptions of possible marketing environments and the implementation processes, and do not represent a commitment by Intel to pursue or implement any particular environment(s) unless expressly provided for in the final Intel marketing and brand strategy for promotion of the Co-Branding Construct.
10.7.1 Enterprise Sales Materials. Intel has relationships within its management team that call on senior technology staff of Fortune 1000 companies in the United States. If applicable Intel will use commercially reasonable efforts to integrate WiMAX and Newco specific educational and promotional messages into Intel’s materials for use with this constituency as appropriate. Subject to applicable law, Intel will similarly fund as appropriate and commercially reasonable the integration of such messages into the enterprise sales efforts of its OEM and other partners who promote WiMAX and call on the Fortune 1000 companies.
10.7.2 Retail Point of Purchase Displays. This category consists of in-store merchandising displays and literature applicable to the Co-Branding Construct designed to educate and assist in the purchase decision of the buyer at the point of purchase so that the buyer understands the benefits of and ultimately selects systems that support the Services. If applicable Intel will integrate the Co-Branding Construct into its own Point of Purchase display and through its indirect marketing programs fund the inclusion of the Co-Branding Construct in the Point of Purchase displays of OEMs as appropriate.
10.7.3 Retail Merchandising & Circulars. This category consists of advertising vehicles created by retailers for promotion of sales and merchandise. If applicable, Intel will integrate the Co-Branding Construct in its own efforts to support its platforms in these vehicles and will, through its indirect marketing programs, fund the OEMs to do the same.
10.7.4 Web Ads. If applicable, Intel will integrate the Co-Branding Construct into its direct online advertising as appropriate and will similarly fund through its indirect marketing programs the integration of the Co-Branding Construct into the online advertising of OEMs for their relevant platforms.
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10.7.5 Print Advertising. If applicable, Intel will integrate the Co-Branding Construct into its direct print advertising as appropriate and will similarly fund through its indirect marketing programs the integration of the Co-Branding Construct into the print advertising of OEMs for their relevant platforms.
10.7.6 Television Advertisements. If applicable, Intel will integrate the Co-Branding Construct into its direct television advertising as appropriate and would similarly fund through its indirect marketing programs the integration of the Co-Branding Construct into the television advertising of OEMs for their relevant platforms.
10.7.7 Outdoor & Environmental. If applicable, Intel will integrate the Co-Branding Construct into its direct marketing outdoor advertising as appropriate and will similarly fund through its indirect marketing programs the integration of the Co-Branding Construct into the outdoor advertising and other event marketing of OEMs for their relevant platforms.
10.7.8 Trade Shows & Events. If applicable, Intel will integrate the Co-Branding Construct into its direct trade show and events efforts as appropriate and will similarly fund consistent with the “Intel Inside®” program the integration of the Co-Branding Construct into the print advertising of OEMs for their relevant platforms.
10.7.9 Promotions & Public Relations. If applicable, Intel will promote the Newco Network through public events such as the Consumer Electronics Show and the Intel Developer Forum promoting Qualifying Intel Devices. Within the context of Intel Inside program and other channel marketing programs, if applicable, Intel will make available and promote marketing programs that encourage its customer and channel partners to promote the Services in conjunction with Qualifying Intel Devices. The common purpose of these marketing efforts is to promote the Newco Network and Qualifying Intel Devices for use on the Newco Network. If applicable, Intel commits to participate as the major launch partner in the top Newco market launches and likewise, subject to applicable law, create appropriate incentives for participation of Intel’s marketing partners. Subject to applicable law, Intel will continue to make available its cooperative marketing programs to allow its partners to continue to fund and promote the Newco Network service using co-op funds and Intel will continue to feature the Co-Branding Construct in its own marketing efforts for as long it is commercially reasonable to do so. Other than industry or technical communications, such as standards work, Intel will use commercially reasonable efforts to refer to Newco by name if appropriate in WiMAX-related marketing promotions and public relations in the United States as reasonably determined by Intel.
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10.7.10 [*****].
10.7.11 Bezel Promotion. Where applicable, a temporary sticker applied at the point of manufacture of [*****] that is designed to call the user’s attention to the Newco Network feature included in the Intel-based Performance Notebook and to encourage the user to sign up for the Services. Consistent with industry practice this sticker will be prominently and visibly positioned on the “palm rest” so that it was visible to shoppers in point of purchase system displays and to the user at the time of use.
10.7.12 Out of the Box Experience. Upon first use, the user is generally walked through an interactive set up process that will include signing up for applications and services. If applicable, Intel will work with, and use commercially reasonable efforts to [*****].
10.8 Remedies Pertaining to Minimum Enabling Requirements. Upon Newco’s request, Intel shall document its compliance with the provisions of Section 10.6 and Section 10.7. During the quarterly management review meetings as proscribed by Section 15, Intel will provide a status report to Newco of Intel’s progress in fulfilling its obligations under Section 10.6. Newco may, in accordance with Section 9.2, perform an Audit of Intel for the purpose of determining Intel’s compliance with Section 10.6. If Intel fails to fulfill its Minimum Enabling Requirements set forth in Section 10.6 for any particular Qualifying Intel Device, then, in addition to any other Newco remedies, the Embedded Device Activation Fee shall be reduced by [*****], provided however that if Intel uses commercially reasonable efforts to meet the [*****].
10.9 General Marketing Activities. Subject to Section 29.8, during the Term, Intel will plan and coordinate public relations activities with Newco related to the Newco Network and the launch of Intel Devices with Newco. The Parties will use commercially reasonable efforts to ensure that a consistent, mutually agreeable message is communicated to the general public with respect to the marketing of WiMAX technology and services, provided however nothing herein shall prevent a Party from engaging in any specific marketing activity nor shall either Party be obligated to obtain the other Party’s prior approval for its own good faith marketing activities related to WiMAX.
10.10 [*****].
11	[*****]
11.1 [*****]
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11.1.1 [*****]
11.1.2 [*****]
11.1.3 [*****]
11.2 [*****]
11.2.1 [*****]
11.2.2 [*****]
11.3 No Restriction on Certain Practices. Notwithstanding anything to the contrary in this Agreement, nothing herein shall prevent Intel from (a) continuing its current business and marketing practices as to Intel’s OEM and channel customers, including Intel’s [*****] and the joint marketing program component thereof, [*****] and (b) co-marketing related to WiMAX in a generic manner [*****].
11.4 [*****]
11.4.1. [*****]
11.4.2. [*****]
11.5 [*****]
11.5.1 Notwithstanding anything to the contrary in this Agreement, other than as expressly provided for in Section 11.5.2, and subject to applicable law, [*****].
11.5.2 [*****]
11.5.3 [*****] Newco will within thirty (30) days of receipt of such notice provide Intel with written assurances specifying Newco’s compliance with this Section. Should Newco fail to respond to Intel’s written notice, Newco shall be deemed in breach of this Section and Intel will be free to seek specific performance as specified in Section 11.5.4 below.
11.5.4 Newco agrees that monetary damages alone would be an insufficient remedy to Intel for any breach of this Section 11.5.4 and hereby acknowledges, agrees and consents to the entering of an order of appropriate equitable relief including but not limited to an order granting specific performance to compel Newco to comply with the obligations of this Section 11.5.4. The Parties hereby
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agree that in any action or proceeding brought by Intel under this Section 11.5.4, the initial burden of proof shall be on Newco to establish that Intel is not entitled to the issuance of an injunction. Any such equitable relief shall not limit any other remedy to which Intel may be entitled at law or in equity.
12.	REVENUE SHARE
12.1 Access Revenues. Intel shall receive a portion of Access Revenues as described below.
12.1.1 On a calendar quarter basis, Newco shall pay to Intel [*****] Access Revenues received by Newco from [*****]. Notwithstanding anything to the contrary in this Agreement, Newco’s obligation to pay [*****].
12.1.2 On a calendar quarter basis, Newco shall pay to Intel [*****] Access Revenues received by Newco [*****]. Notwithstanding anything to the contrary in this Ageement, Newco’s obligation to pay [*****].
12.1.3 [*****]
12.1.4 [*****]
12.2 [*****]
12.3 [*****] Notwithstanding anything to the contrary in this Agreement, until the Parties have [*****].
12.4 [*****]
13.	RESERVED

14.	OPEN PATENT ALLIANCE
14.1 Open Patent Alliance. Intel and other parties in the technology and telecommunications industries are working toward the development of the OPA with the goal of increasing competition by supporting the widespread implementation, adoption and use of WIMAX and fostering a pro-competitive intellectual property landscape.
14.2 Subject to applicable law, Intel will work with the OPA to facilitate Newco joining the OPA as a founding LLC Member and Newco agrees to join the OPA as a
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founding LLC Member in accordance with all applicable membership requirements, including the payment of an initial capital contribution of up to [*****] and meeting calls for additional capital contributions of up to [*****] per year in each of the following four (4) years. The foregoing obligation is contingent upon the following:
14.2.1 The OPA is formed with a minimum of four (4) founding LLC Members (including Intel and Newco) as of the Closing Date;
14.2.2 Initial, and any additional, capital contribution payments by Newco are no greater than amounts that any other founding LLC Member is required or requested to pay under the membership agreement; and
14.2.3 The OPA is formed, operates and continues to operate in a manner consistent with the Guiding Principles of the OPA.
14.3 During the Term, Newco agrees to use OPA patent pool participation as a major selection criteria in choosing its equipment and device vendors. To the extent Newco’s existing vendors as of the Start Date are not members of the OPA, Newco will encourage such vendors to join the OPA. In furtherance of this commitment, Newco agrees to use substantially similar language in its WiMAX-related Requests for Information (RFI) and/or Requests for Proposals (RFP) as provided in Appendix G to this Agreement.
15.	QUARTERLY MANAGEMENT REVIEW
15.1 Quarterly Management Reviews. During the Term, once per calendar quarter at a date, time and place to be mutually agreed to, representatives of senior management of both Parties shall meet in good faith to review progress and provide their respective updates toward the mutual business objectives contained in this Agreement.
16.	REPORTS AND PAYMENTS
16.1 Newco Reports. Beginning in the first full calendar quarter commencing after the Effective Date, within forty-five (45) days after the close of each calendar quarter, Newco will submit a report to Intel, in a form reasonably acceptable to Intel, certified by an authorized representative of Newco that includes the following information:
16.1.1 The number of Qualifying Intel Devices Activated on the Newco Network, both the cumulative amount since the Effective Date and the additive amount for the prior calendar quarter;
16.1.2 The amount of Embedded Device Activation Fees owed to Intel for the prior calendar quarter;
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16.1.3 The total amount of Access Revenue and the amount of Intel Revenue Share for the prior calendar quarter;
16.1.4 The POPs Coverage, both the cumulative amount since the Effective Date and the additive amount for the prior calendar quarter; and
16.1.5 Any other information mutually agreed upon by the Parties that is reasonably necessary to verify Newco’s compliance with its obligations under this Agreement. Notwithstanding anything to the contrary in this Agreement, Newco shall not be obligated to provide information to Intel that would allow Intel to extrapolate Newco’s financial results or performance other than with respect to the calculation of amounts owed by Newco to Intel under this Agreement.
16.2 Intel Reports. Beginning in the first full calendar quarter commencing after the Effective Date, within forty-five (45) days after the close of each calendar quarter, Intel will provide Newco with a written report, in a form reasonably acceptable to Newco, certified by an authorized representative of Intel, that includes the following information:
16.2.1 The volume of all Qualifying Intel Devices sold in the United States, both the cumulative amount sold since the Effective Date and the additive amount sold for the prior calendar quarter;
16.2.2 The volume of all Intel Devices sold in the United States, both the cumulative amount sold since the Effective Date and the additive amount sold for the prior calendar quarter;
16.2.3 Any other information mutually agreed upon by the Parties that is reasonably necessary to verify Intel’s compliance with its obligations under this Agreement. Notwithstanding anything to the contrary in this Agreement, Intel shall not be obligated to provide information to Newco that would allow Newco to extrapolate Intel’s financial results or performance other than with respect to the calculation of amounts earned by Intel or any true up payments due under this Agreement.
16.3 Payments. With respect to any payments due from Newco to Intel for Embedded Device Activation Fees and/or Intel Revenue Share, Newco shall pay such amounts on a calendar quarterly basis, within forty-five (45) days after the end of a calendar quarter, in accordance with wire transfer instructions it receives from Intel.
17.	PRIOR AGREEMENTS
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17.1 Termination of Prior Agreements. Concurrent with the Effective Date, the following agreements will become null, void, and shall terminate without any Party having any further liability or obligation to the other Party, except to the extent such agreements contained provisions concerning the confidentiality of information, in which case those confidentiality provisions will, to the extent provided in those agreements, continue to survive:
17.1.1 That certain WiMAX Market Development and Co-Marketing Agreement between Sprint/United Management Company and Intel Corporation, dated July 28, 2006.
17.1.2 That certain Mobile WiMAX Network Collaboration Agreement between Intel Corporation and Clearwire Corporation dated June 28, 2006.
18.	WIMAX DEVELOPMENT ROADMAP AND SUPPORT
18.1 Intel Roadmap. Intel will, as part of its standard business practices, develop a multi-year road map for the development and support of WiMAX. Such WiMAX road map is considered Intel Confidential Information and will be provided to Newco for informational purposes only and is subject to change at Intel’s sole discretion. Any such road map will include but not be limited to the following items (a) WiMAX Chipsets that are designed to comply with the WiMAX Forum Wave 2 Profile and (b) integrated WiFi/WiMAX Chipsets (including both base band and RF elements) for Devices supporting industry standard certification profiles.
18.2 Newco participation in the Intel roadmap.
18.2.1 Intel will provide Newco with periodic reviews of its WiMAX roadmap, and in no event less than once per calendar year, and permit Newco to make suggestions and feedback to Intel’s roadmap.
18.2.2 Within ninety (90) days after Effective Date, the Parties will agree on a procedure for Newco making suggestions and feedback to Intel’s roadmap and Intel’s use of those suggestions and feedback.
18.2.3 Intel and Newco will explore options to develop and deploy features and functionality of WiMAX that may be exclusive or proprietary to Newco. Any development or deployment of exclusive or proprietary features for Newco in Qualifying WiMAX Chipsets is subject to technical and business due diligence and mutual agreement of the Parties with regard to terms and timelines to be negotiated in such event.
18.3 Support. The Parties will support the collaboration contemplated hereunder by, among other things:
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18.3.1 Determining if it is desirable for the Parties to develop a plan to advocate and jointly pursue standardization efforts and profile changes in the WiMAX Forum and 3GPP and 3GPP2-related standards bodies consistent with Newco FDD implementation requirements, applicable law and the rules of such standards bodies. To that end, Intel and Newco through their respective alliance managers will work together to understand Newco FDD implementation requirements, including but not limited to: (i) undertaking an FDD feasibility study; and (ii) identifying specific recommendations.
18.3.2 Providing support for both the U.S. and ITU/European WiMAX band plans (2.3 GHz, 2.5 GHz and 3.5 GHz) on a WiMAX Chipset.
18.3.3 Providing support, at Newco’s request, for up to one additional WiMAX frequency band plan as mutually agreed by the Parties (based on scope and nature of the business opportunity).
18.3.4 Providing support for Newco’s chosen WiMAX broadcasting methods upon mutual agreement by the Parties (subject to additional technical and business due diligence by Intel).
18.4 Middleware.
18.4.1 Upon mutual agreement of the Parties, Intel will support a Newco designated common middleware interface for all Qualifying WiMAX Chipsets and WiMAX Chipsets (subject to additional technical and business due diligence by Intel).
18.4.2 In addition, Intel will make available to Newco, or its designated vendors and suppliers, its APIs for Intel’s middleware platform for Qualifying WiMAX Chipsets on commercially reasonable terms in conjunction with such Qualifying WiMAX Chipsets.
18.5 Reserved.
18.6 Equipment Certification. Intel and Newco will cooperate as provided for herein to obtain WiMAX Equipment Certification, to the extent such certification program is established.
18.7 No Limitations on Newco WiMAX Services. Newco reserves the right to offer any access, telecommunications, and/or information product or service to its Customers over the Newco Network that is compatible with WiMAX, even if Standards Bodies have not yet published ratified standards for such product or service. By way of illustration only, Newco may offer over the Newco Network, Newco proprietary WiMAX services that have not been standardized by industry standard setting organizations.
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18.8 Non-WiMAX Newco Products and Services. Nothing in this Agreement restricts Newco from using the Newco Network to offer non-WiMAX products, applications and services to its customers, and except as expressly provided for herein no remedies or penalties shall be imposed on Newco for doing so.
18.9 [*****]
18.10 Newco Quarterly Services Roadmap. Newco will provide Intel with the Newco Quarterly Services Roadmap at the same time as Newco provides such roadmap to any MSO Member, consistent with Newco’s MVNO agreements with such MSO Members.
19.	RESERVED

20.	WIMAX CHIPSET SOURCING TERMS
20.1 Newco as OEM. If during the Term, Newco and/or its Affiliates choose to undertake the manufacture of products incorporating Qualifying WiMAX Chipsets or WiMAX Chipsets, (either directly or in connection with third party vendors, but if the latter, then only if (i) Newco and/or its Affiliates have direct input on chipset selection and purchases and (ii) Newco and/or its Affiliates directly purchases such Qualifying WiMAX Chipsets or WiMAX Chipsets on behalf of such third party vendor for Newco and/or its Affiliate’s own consumption), the Parties will undertake to negotiate the terms and conditions of a separate and independent purchase agreement between Intel (through its Affiliate Intel Americas) and Newco and/or Intel (through its Affiliate Intel Americas) and such Newco Affiliate for such purchases of Qualifying WiMAX Chipsets or WiMAX Chipsets, including without limitation, any applicable intellectual property indemnification provisions, pricing and other terms and conditions, in a timely manner.
21.	COLLABORATION ON GLOBAL ADOPTION
21.1 Standards Advocacy. The Parties will use commercially reasonable efforts to collaborate on global adoption of WiMAX standards as follows:
21.1.1 Newco will publicly support the WiMAX technology standard as a global standard as long as Newco determines it is in Newco’s interests to do so;
21.1.2 The Parties will work together to encourage other wireless operators outside the United States to deploy WiMAX technology;
21.1.3 Intel and Newco will proactively participate in the WiMAX Forum and in 3GPP and 3GPP2-related industry committees and working groups;
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21.1.4 Pursuant to the confidentiality provisions in this Agreement and subject to the rules of an applicable standards body and applicable law, Intel and Newco will put forth their best effort to provide each other with advance notice (and opportunity to comment) on submissions to the WiMAX Forum which impact United States deployment of WiMAX, and will support each other’s submissions to the extent that each company deems it commercially feasible; provided that if either Party has an obligation of confidentiality to another party in connection with all or any portion of a proposed submission, the obligated Party shall not be obligated to disclose such confidential information to the other. If either Intel or Newco objects to each other’s proposed submission to WiMAX Forum, Intel and Newco will work together in good faith to find a mutually acceptable solution.
22.	CUSTOMER RELATIONSHIPS
22.1 Newco Customer Relationship. At all times the Customer relationship with regard to the Newco Network and Devices sold by Newco to Customers will be solely between the Customer and Newco. Intel acknowledges that Newco reserves the right to: (a) discontinue Services to any Customer; (b) change the rates charged for the Services; (c) identify and define which Services may be provided; and (d) define the coverage area of the Services provided to Customers.
22.2 Pricing. Newco will retain complete discretion in determining the prices of its Devices and Services sold to Customers by Newco and Newco authorized sales channels.
22.3 Potential Newco Customers. Both Parties acknowledge that Newco’s Customer has the ultimate purchasing decision, and may choose a different wireless service to support its business needs. Intel acknowledges that nothing herein shall obligate or require Newco to conduct business, negotiate or sign an agreement with any potential Customer if Newco desires not choose to deal with such potential Customer for any reason whatsoever.
22.4 Newco Right to Terminate Network Service. Newco reserves the right in all instances to terminate a Customer Contract or other wireless service agreement with any of its Customers at any time in its sole discretion.
23.	DEMONSTRATION AND TEST ACCOUNTS
23.1 Demonstration and Test Accounts. Newco agrees to provide Intel with the following complimentary demonstration service plans to use for testing, demonstration and support of the Newco Services: thirty (30) accounts for the Term of this Agreement and twenty (20) ninety-day (90-day) temporary accounts that may be renewed at Intel’s discretion. Intel earns no Embedded Device Activation Fees or Intel Revenue Share in connection with demonstration plans.
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23.2 Demonstration Devices. Intel will use commercially reasonable efforts to arrange with its Device OEMs to obtain a reasonable number of demonstration devices containing WiMAX Chipsets. Intel earns no Embedded Device Activation Fees or Intel Revenue Share in connection with the Activation of demonstration devices.
23.3 Unauthorized Products. This Agreement does not authorize Intel to market any other products or services specifically for use on the Newco Network except as provided in this Agreement, even if such unauthorized products appears to be compatible or usable with the Newco Network.
24.	NETWORK DATA
24.1 During the Term, if Intel is given access to data generated, gathered, or otherwise collected by or collectible from the Newco Network (collectively the “Network Data”), Intel will only use Network Data to the extent necessary to perform its obligations under this Agreement. Intel hereby acknowledges that the provisions of this Section 24.1 are a material element of this Agreement and in the event of a material breach of this Section 24.1 Newco will be entitled to obtain equitable and/or injunctive relief as appropriate to enforce its rights, subject to the terms of this Agreement.
25.	INTELLECTUAL PROPERTY OWNERSHIP
25.1 Background Intellectual Property. Newco shall own all right, title and interest in and to any and all of Newco’s Intellectual Property existing prior to the Effective Date (“Newco Background Intellectual Property”). Intel shall own all right, title and interest in and to any and all of Intel’s Intellectual Property existing prior to the Effective Date (“Intel Background Intellectual Property”).
25.2 No Implied Rights. Except as expressly set forth in this Agreement, nothing herein will be deemed to grant to a Party, by implication, estoppel, or otherwise, and neither Party will acquire, any right, interest or license with respect to any Intellectual Property of the other Party.
25.3 To the extent that Intel and Newco collaborate on future developments or enhancements to WiMAX technology, including but not limited to those related to the Newco Network, WiMAX Chipsets, and Devices, the Parties will, prior to undertaking any joint development work, meet in good faith and agree on an ownership structure for such jointly developed technology. If the Parties agree to undertake the joint development of technology, the Parties will give reasonable consideration to a structure under which one of the Parties owns the Intellectual Property rights to the jointly developed technology and that Party grants a license to the other Party, provided however that nothing herein shall compel either Party to agree to any joint development agreement.
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26.	DISCLAIMER OF WARRANTIES
26.1 No Other Warranties. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, THE WARRANTIES GIVEN BY EACH PARTY IN THIS AGREEMENT ARE THE ONLY WARRANTIES GIVEN BY EACH PARTY AND ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED BY STATUTE OR OTHERWISE, ARE SPECIFICALLY EXCLUDED BY THE PARTIES, INCLUDING WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTIBILITY; FITNESS FOR A PARTICULAR PURPOSE OR WARRANTIES OF NON-INFRINGMENT.
27.	GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF INTEL
Intel represents, warrants and covenants that:
27.1 Organization; Authorization. Intel is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all corporate powers and all governmental licenses and consents required to carry on its business as now conducted, except for those governmental licenses and consents the absence of which would not reasonably be expected to result, individually or in the aggregate, in a material adverse effect on Intel. Intel has all requisite power and authority to enter into this Agreement and to perform the obligations to be performed by it under this Agreement.
27.2 The execution and delivery of this Agreement, and the performance by Intel of its obligations under this Agreement, have been duly authorized by all necessary actions on the part of Intel. This Agreement has been, or will be, duly executed and delivered by Intel, and constitutes, and will constitute, a legal, valid and binding obligation of Intel, as the case may be, enforceable against it in accordance with its terms.
27.3 Non-Contravention. The execution, delivery and performance of this Agreement, and the fulfillment of and compliance with the terms and conditions of this Agreement do not or will not (as the case may be), with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, (a) any term or provision of the charter documents or equivalent organizational documents of Intel, (b) any contractual obligation of Intel, or (c) any judgment, decree or order to which Intel is a party or by which Intel or any of its respective properties are bound.
28.	GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF NEWCO
Newco represents and warrants that:
28.1 Organization; Authorization. Newco is duly organized, validly existing and in
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good standing under the laws of its jurisdiction of formation and has all corporate powers and all governmental licenses and consents required to carry on its business as now conducted, except for those governmental licenses and consents the absence of which would not reasonably be expected to result, individually or in the aggregate, in a material adverse effect on Newco. Newco has all requisite power and authority to enter into this Agreement and to perform the obligations to be performed by it under this Agreement.
28.2 The execution and delivery of this Agreement, and the performance by Newco of its obligations under this Agreement, have been duly authorized by all necessary actions on the part of Newco. This Agreement has been, or will be, duly executed and delivered by Newco, and constitutes, and will constitute, a legal, valid and binding obligation of Newco, as the case may be, enforceable against it in accordance with its terms.
28.3 Non-Contravention. The execution, delivery and performance of this Agreement, and the fulfillment of and compliance with the terms and conditions of this Agreement do not or will not (as the case may be), with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, (a) any term or provision of the charter documents or equivalent organizational documents of Newco, (b) any contractual obligation of Newco, or (c) any judgment, decree or order to which Newco is a party or by which Newco or any of its respective properties are bound.
29.	CONFIDENTIAL INFORMATION
29.1 Confidential Information. The confidential, proprietary and trade secret information of the disclosing Party (“Confidential Information”) to be disclosed hereunder is (i) information in tangible form that bears a “confidential,” “proprietary,” “secret,” or similar legend, or which based upon the circumstances of disclosure would lead a reasonable person to conclude it is intended to be confidential and (ii) discussions relating to that information whether those discussions occur prior to, concurrent with, or following disclosure of the information.
29.2 Obligations of Receiving Party. The receiving Party will maintain the confidentiality of the Confidential Information of the disclosing Party with at least the same degree of care that it uses to protect its own confidential and proprietary information, but no less than a reasonable degree of care under the circumstances. The receiving Party will not disclose any of the disclosing Party’s Confidential Information to any employees or to any third parties except to the receiving Party’s employees, parent company and majority-owned subsidiaries who have a need to know and who agree to abide by nondisclosure terms at least as comprehensive as those set forth herein; provided that the receiving Party will be liable for breach by any such entity. For the purposes of this Agreement, the term “employees” shall include independent contractors of each Party. The receiving Party will not make any copies of the Confidential Information received from the disclosing Party except as necessary for its employees, parent company and majority-owned subsidiaries with a need to know.
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29.3 Period of Non-Assertion. The disclosing Party will not assert any claims of breach of this Section or misappropriation of trade secrets against the receiving Party arising from the receiving Party’s disclosure of the disclosing Party’s Confidential Information made more than seven (7) years from the date of the disclosure. However, unless at least one of the exceptions set forth in Section 29.4 below has occurred, the receiving Party will continue to treat such Confidential Information as the confidential information of the disclosing Party and only disclose any such Confidential Information to third parties under the terms of a non-disclosure agreement.
29.4 Termination of Obligation of Confidentiality. The receiving Party will not be liable for the disclosure of any Confidential Information which is:
(a) rightfully in the public domain other than by a breach of a duty to the disclosing Party;
(b) rightfully received from a third party without any obligation of confidentiality;
(c) rightfully known to the receiving Party without any limitation on use or disclosure prior to its receipt from the disclosing Party;
(d) independently developed by employees of the receiving Party; or
(e) generally made available to third parties by the disclosing Party without restriction on disclosure.
29.5 Title. Title to Confidential Information as between the parties will remain with the disclosing Party.
29.6 No Obligation of Disclosure; Termination. Except as expressly provided for herein, neither Party has any obligation to disclose any Confidential Information to the other. Upon termination of this Agreement, each Party shall either return or destroy (and in the case of destruction certify such destruction) all of the other Party’s Confidential Information disclosed under this Agreement, and all copies thereof; unless the Party in possession of the information is required by law to retain such other Party’s Confidential Information.
29.7 Confidentiality of Terms. Except for any mutually agreed press release, the parties hereto shall keep the terms of this Agreement confidential and shall not now or hereafter divulge these terms to any third party except: (a) with the prior written consent of the other Party; (b) as otherwise may be required by law or legal process, including to legal and financial advisors in their capacity of advising a Party in such matters; (c) during the course of litigation, so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of other litigating parties; or (d) in confidence to its legal counsel, accountants, banks and financing
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sources and their advisors solely in connection with complying with financial transactions; provided that, in (b) through (d) above, (i) the disclosing Party shall use all legitimate and legal means available to minimize the disclosure to third parties, including without limitation seeking a confidential treatment request or protective order whenever appropriate or available; and (ii) the disclosing Party shall provide the other Party with at least ten (10) days prior written notice of such disclosure.
29.8 No Publicity. Except as otherwise expressly provided for in the Marketing Plan, neither Party may use the other Party’s name in advertisements or otherwise disclose the existence or content of this Agreement without the other’s prior written consent. The obligations stated in this Section 29 shall survive the expiration or termination of this Agreement.
30.	SEC FILING
30.1 If either Party is required by applicable law to disclose and file this Agreement with the Securities and Exchange Commission (“SEC”) or other regulatory body, it must notify the other Party and allow such Party to identify language in this Agreement it deems should be redacted prior to such filing and disclosure. If the non-disclosing Party requests confidential treatment, the disclosing Party agrees to file such a request and use its reasonable best efforts in responding to any SEC or other regulatory body comments to pursue assurance that confidential treatment will be granted, in both cases reasonably cooperating with the non-disclosing Party (including, without limitation, providing the non-disclosing Party with the opportunity to review and comment on the request and the responses to any such SEC comments). Although the Party filing this Agreement under applicable law agrees to comply with the provisions set forth above in this Section 30.1, such Party in all cases shall be entitled to determine to what extent to redact this Agreement and the nature and content of its communications with the SEC or other regulatory body.
31.	INDEMNITY
31.1 Intel Indemnity Against [*****].
31.1.1 Subject to Section 31.1.2 below for [*****] Intel will defend, indemnify and hold Newco harmless from, (and, in Intel’s discretion, settle) any suit, proceeding or claim brought against Newco (and its officers, directors, employees, permitted successors, and its Affiliates) (collectively, the “Newco Indemnitees”) based upon a Claim that all or any portion of such [*****]. For the avoidance of doubt, the foregoing obligations to defend, indemnify and hold Newco harmless shall include Claims asserted against [*****], provided that such Claim asserts that the [*****].
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31.1.2 Notwithstanding anything to the contrary, the foregoing indemnification obligation specified in Section 31.1.1 above as to [*****] used, distributed, sold or offered for sale by Newco Indemnitees.
31.1.3 Subject to the limitations specified in Section 32 below, Intel will pay all damages and costs awarded against Newco Indemnitees for such Claims provided that Intel solely controls the defense or settlement of the Claim if the defense or settlement does not admit liability of Newco Indemnitees, except if Intel reasonably determines that [*****] by Intel or Newco Indemnitees is necessary to [*****]. Newco Indemnitees will promptly notify Intel of any Claim and in the case of Newco Indemnitees, they consent to such recitation. If the Newco Indemnitees do not reasonably consent to a settlement that the complaining party insists must contain [*****] and the settlement requires no other action by the Newco Indemnitees, then Intel’s indemnity obligation is limited to the amount of the proposed settlement to which the Newco Indemnitees did not consent. Newco Indemnitees will reasonably cooperate with and provide reasonable requested authority, information and assistance to Intel in defending the suit. Intel shall be relived of its obligation to defend, indemnify and hold Newco Indemnitees harmless, but only to the extent that Intel is actually prejudiced by any of the following and only to the extent of the prejudice, (i) Newco Indemnitees fails to promptly notify Intel in writing of such Claim; or (ii) Newco Indemnitees fail to reasonably cooperate and provide reasonable requested authority, information and assistance to Intel to properly defend any such suit or proceeding (at Intel’s expense). Intel will not be responsible for any costs, expenses or compromise incurred or made by Newco Indemnitees without Intel’s prior written consent.
31.1.4 The indemnification obligation hereunder in favor of Newco Indemnitees is not intended to create any obligation by Intel in favor of any third party or to otherwise create any third party beneficiary, including without limitation, [*****].
31.2 General Indemnification
31.2.1 Each Party (the “Indemnifying Party”) will defend, indemnify and hold harmless the other Party and its respective Affiliates and their respective officers, directors, employees, and agents (each an “Indemnified Party”) from any suit or proceeding brought against the Indemnified Party arising out of any third party Claim alleging personal or bodily injury, death, property damage or theft, resulting from the negligent acts or omissions of the Indemnifying Party, its agents or subcontractors, whether arising under common law, statute, strict tort liability, strict products liability, negligence, misrepresentation, or breach of warranty or otherwise; provided however, that an Indemnifying Party will have no obligation to defend, indemnify, or hold an Indemnified Party harmless for any third party Claim under this Section 31.2 to the extent such Claim results from the Indemnified Party’s negligence or willful misconduct. Subject to the limitations
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specified in Section 32 below, the Indemnifying Party will pay all damages and costs awarded against the Indemnified Party for such Claims provided that the Indemnifying Party solely controls the defense or settlement of the Claim. The Indemnifying Party will reasonably cooperate with and provide reasonable requested authority, information and assistance to the Indemnified Party in defending the suit. The Indemnifying Party shall be relived of its obligation to defend, indemnify and hold the Indemnified Party harmless, but only to the extent that the Indemnifying Party is actually prejudiced by any of the following and only to the extent of the prejudice: (i) the Indemnified Party fails to promptly notify the Indemnifying Party in writing of such Claim; or (ii) the Indemnified Party Indemnitees fail to reasonably cooperates and provide reasonable requested authority, information and assistance to the Indemnifying Party to properly defend any such suit or proceeding (at the Indemnify Party’s sole expense). The Indemnifying Party will not be responsible for any costs, expenses or compromise incurred or made by the Indemnified Party without the Indemnifying Party’s prior written consent
31.2.2 To the extent an Indemnifying Party is obligated under this Section 31 to defend, indemnify and/or hold harmless an Indemnified Party against any damages as provided for in this Section 31, an Indemnifying Party will be the original and primary source of payment of such damages without demand or presentment by an Indemnified Party, or the need or requirement that an Indemnified Party first make payment on such damages prior to seeking reimbursement from an Indemnifying Party.
31.3 Entire Obligation. The foregoing indemnities are personal to the Parties hereto and shall not be assignable, transferable or subject to pass-through to any third party. The foregoing states the entire obligation with respect to any indemnification obligation hereunder. Notwithstanding anything to the contrary, the obligations contained in this Section 31 are subject to the limitation of liability and the cap on liability as specified in Section 32 below.
32.	LIMITATION OF LIABILITY
32.1 General Limitation. EXCEPT FOR BREACHES OF THE CONFIDENTIALITY OBLIGATIONS CONTAINED IN SECTION 29 ABOVE AND NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, NEITHER PARTY WILL BE LIABLE HEREUNDER FOR CONSEQUENTIAL, INDIRECT, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS OR SAVINGS) FOR ANY CAUSE OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, EVEN IF THE PARTY WAS OR SHOULD HAVE BEEN AWARE OF THE POSSIBILITY OF THESE DAMAGES. FOR THE AVOIDANCE OF DOUBT THE FOREGOING WILL NOT RESTRICT A PARTY’S ABILITY TO RECOVER ACTUAL DIRECT DAMAGES FOR BREACH OF THIS AGREEMENT
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32.2 Cap on Liability. Except in the case of a tort claim for intentional or willful misconduct (such as tortuous interference or fraud), by one Party as to a third party, which misconduct results in liability of the other Party to that third party, in no event shall either Party’s liability to each other, any Newco Indemnitee and/or an Indemnified Party arising out of this Agreement, under any cause of action or theory of liability exceed [*****]. The foregoing cap on liability shall not apply to [*****], or (b) any obligations contained in Section 5.3 of this Agreement [*****]. For the avoidance of doubt “intentional or willful misconduct” does not include conduct that is adjudicated willful infringement of a patent.
33.	TERMINATION/ASSIGNMENT/CHANGE OF CONTROL
33.1 Termination for Cause. Either Party has the right to terminate this Agreement in its entirety or any affected portion thereof, without any penalty, by written notice to the other Party upon the occurrence of a Event of Default which the defaulting Party has not cured within thirty (30) calendar days after delivery of a written notice of such event of default. The occurrence of any of the following will constitute an “Event of Default” under this Agreement:
33.1.1 A Party is in material breach of any part or provision of this Agreement; or
33.1.2 A Party (i) files a voluntary petition in bankruptcy or has an involuntary petition in bankruptcy filed against it that is not dismissed within forty-five (45) days of such involuntary filing, (ii) admits the material allegations of any petition in bankruptcy filed against it, (iii) is adjudged bankrupt, or (iv) makes a general assignment for the benefit of its creditors, or if a receiver is appointed for all or a substantial portion of its assets and is not discharged within sixty (60) days after his appointment, and any such filing, proceeding, adjudication or assignment as described herein above will otherwise materially impair such Party’s ability to perform its obligations under this Agreement.
33.2 Assignment. Neither Party may sell, transfer, assign, subcontract or delegate (collectively, “Transfer”) in whole or in part this Agreement (whether by operation of law or otherwise), or any rights, duties, obligations or liabilities under this Agreement, without the prior written consent of the other Party. Subject to the foregoing, this Agreement will inure to the benefit of and be binding upon each Party’s permitted successors and permitted assigns. Any Transfer in contravention of this Section 33.2 will be null and void. For purposes of this Agreement, any Change of Control (as defined below) involving a Party, including without limitation, a Change of Control pursuant to which the contracting Parties to this Agreement remain unchanged, shall be deemed a Transfer by such Party.
33.3 Assignment Upon Change of Control. Notwithstanding the provisions of Section 33.2, a Party may Transfer this Agreement, and all of the rights, duties,
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obligations and liabilities hereunder, in a Change of Control (as defined below) provided that:
33.3.1	the Party undergoing the Change of Control (the “Change of Control Party”) complies with the applicable provisions of Section 33.3 below;

33.3.2	if the Change of Control Party is Newco and the other party to the Change of Control (the “Newco Acquiror”) is (1) [*****] or any Affiliate (as defined below) of [*****] or any entity that has acquired substantially all of the assets or business of [*****]; (2) any other third party primarily engaged in the business of designing or manufacturing integrated circuits or any Affiliate of such a third party; or (3) a Non-WiMAX Supporter, then Intel may terminate this Agreement in its sole discretion effective immediately upon written notice to Newco given no later than thirty (30) calendar days after the consummation of such Change of Control unless Newco has obtained the prior written consent of Intel to such Change of Control;

33.3.3	if the Change of Control Party is Intel and the other party to the Change of Control (the “Intel Acquiror”) is (1) [*****], or any of their respective Affiliates (as defined below), or any entity that has acquired substantially all of the assets or business of [*****]; (2) any other operator of a WiMAX wireless network in the United States or any Affiliate of such operator; or (3) a Non-WiMAX Supporter, then Newco may terminate this Agreement in its sole discretion effective immediately upon written notice to Intel given no later than thirty (30) calendar days after the consummation of such Change of Control unless Intel has obtained the prior written consent of Newco to such Change of Control;

33.3.4	the contracting party to this Agreement following such Change of Control shall expressly agree in writing to assume this Agreement and all of the rights, duties, obligations and liabilities hereunder, including without limitation, in the case of a Change of Control of Newco, the obligations of Newco under Section 5.1 in respect of Intel Embedded Device Activation Fees and Section 12.1 in respect of the Intel Revenue Share, and in the case of a Change of Control of Intel, the obligations of Intel under Section 4.1 in respect of Embedding Rate commitments, Section 10 in respect of co-marketing and co-branding activities, and Section 11 in respect of [*****]; and

33.3.5	if the Party that is not the Change of Control Party (the “Other Party”), in its sole discretion, determines that, by reason of the identity of the Newco Acquiror or Intel Acquiror, as applicable, or any Affiliate of the Newco Acquiror or Intel Acquiror, as applicable, continuation of the branding relationship contemplated by this Agreement following consummation of the Change of Control could impair or reflect unfavorably upon the goodwill, good name, reputation or image of the Other Party or the Other Party’s Marks, then at the written election of the Other Party, which election shall be given within thirty (30) days after the consummation of such Change of Control, the following provisions of this Agreement shall terminate effective as of the date of the written notice of election, and such provisions thereafter shall have no further force or effect: Section 10 (other than Section 10.6, to the extent it does not relate to the [*****], and Section 10.8), Section 11 and Section 12 hereof.
33.4 Notice. Within ten (10) days after entering into, effecting, permitting or approving any transaction that would result in a Change of Control, the Change of Control Party shall give the other Party written notice of such event (the “Change of Control Notice”). The Change of Control Notice shall describe in reasonable detail the proposed terms of the transaction or transactions that would constitute a Change of Control and shall identify each “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) that is a party to such transaction or transactions and each “person” or “group” that is, or is proposed to become, the “beneficial owner” (as defined in Rule l3d-3 under the Exchange Act) of the Change of Control Party or of any such person or group, directly or indirectly. The Change of Control Notice shall be delivered as soon as practicable but no later than ten (10) days after the date the Change of Control Party first approves or agrees to such offer or proposed Change of Control and in any case at least twenty (20) days before the closing of such Change of Control. The Change of Control Party also shall notify the other Party (1) of any material changes to the information required to be included in the Change of Control Notice prior to the consummation of such Change of Control and (2) of the consummation of any Change of Control within ten (10) days thereafter. If the Change of Control Party enters into an exclusivity or “no-shop” arrangement or agreement or confidentiality agreement in connection with a proposed Change of Control, the Change of Control Party shall use commercially reasonable efforts to secure from the other party to the Change of Control transaction an exception permitting the Change of Control Party to provide the Change of Control Notice and other information required pursuant to this Section 33.4. The Change of Control Party shall provide to the other Party, promptly upon request, any information reasonably requested by such other Party regarding the identity of any person that is a party to such Change of Control or any Affiliate thereof, the brand and marketing plans of such person and its Affiliates with respect to the business of the Change of Control Party following the consummation of the Change of Control and any other information reasonably required by such other Party for the purpose of making the determination to which reference is made in Section 33.3.4 or in Section 33.3.5. The Party receiving the notice or information hereunder agrees to keep strictly confidential any such notice or other information received pursuant to this Section 33.4.
33.5 Obligation to Transfer Agreement. Without the prior written consent of the other Party, neither Party shall enter into, effect, consent to, permit or approve a Change of Control that is an Asset Acquisition, a WiMAX Acquisition or a Liquidation if, in connection with such Change of Control, this Agreement and the rights, duties,
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obligations or liabilities hereunder are not assigned by the Change of Control Party to the party in such Change of Control that acquires substantially all of the assets of the Change of Control Party.
33.6 No Circumvention. Neither of the Parties shall enter into, effect, consent to or approve of any transaction designed to circumvent the provisions of Section 33.2 and Section 33.3, and any attempt to do so shall be deemed a breach of this Agreement by such Party.
33.7 Definitions. Solely for the purposes of this Section 33, and for no other purpose, the following definitions shall apply
33.7.1 RESERVED
33.7.2 “Change of Control” of a Party shall mean the occurrence or existence of any of the following events or circumstances, whether accomplished directly or indirectly, or in one or a series of related transactions:
33.7.2.1 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of more than forty percent (40%) of the total voting power of the outstanding equity securities of such Party or, in the case of Newco, its parent company; provided, that, this provision shall not be applicable to (i) the beneficial ownership or acquisition by Intel or Sprint (or their respective Affiliates) of equity securities of Newco or its parent company, nor to the beneficial ownership or acquisition by Newco of equity securities of Intel, or (ii), in the case of Newco, any transaction in which any such person or group becomes the beneficial owner, directly or indirectly, of more than 40% of the total voting power of the outstanding equity securities of Newco or its parent company for so long as Sprint then has the power to appoint or elect a majority of the Board of Directors of Newco’s parent company;
33.7.2.2 such Party or, in the Case of Newco, its parent company merges with or into, or consolidates with, or consummates any reorganization or similar transaction with, another person and, immediately after giving effect to such transaction, less than forty percent (40%) of the total voting power of the outstanding equity securities of the surviving or resulting person is “beneficially owned” (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by the stockholders of such Party or, in the case of Newco, its parent company immediately prior to such transaction; provided, that, this provision shall not be applicable to (i) the beneficial ownership or acquisition by Intel or Sprint (or their respective Affiliates) of equity securities of Newco or its
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parent company, nor to the beneficial ownership or acquisition by Newco of equity securities of Intel, or (ii) in the case of Newco, any transaction in which any such person or group becomes the beneficial owner, directly or indirectly, of more than 40% of the total voting power of the outstanding equity securities of Newco or its parent company for so long as Sprint then has the power to appoint or elect a majority of the Board of Directors of Newco’s parent company;
33.7.2.3 in one transaction or a series of related transactions, such Party, directly or indirectly (including through one or more of its subsidiaries) sells, assigns, conveys, transfers, leases or otherwise disposes of, all or substantially all of the assets or properties (including equity securities of subsidiaries) of such Party to a third party, but excluding sales, assignments, conveyances, transfers, leases or other dispositions of assets or properties (including equity securities of subsidiaries) by such Party or any of its subsidiaries to any direct or indirect wholly-owned subsidiary of such Party or, in the case of Newco, its parent company (an “Asset Acquisition”);
33.7.2.4 in one transaction or a series of related transactions, such Party, directly or indirectly (including through one or more of its subsidiaries and including through any liquidation or dissolution) sells, assigns, conveys, transfers, leases or otherwise disposes of, a majority of the assets or properties of, in the case of Newco or its subsidiaries (including equity securities of subsidiaries), such assets or properties that relate to Newco’s WiMAX business, and in the case of Intel or its subsidiaries (including equity securities of subsidiaries) such assets or properties that relate to Intel’s WiMAX Chipset business, but in each case excluding sales, assignments, conveyances, transfers, leases or other dispositions of assets or properties (including equity securities of subsidiaries) by Newco or any of its subsidiaries to any direct or indirect wholly-owned subsidiary of Newco, or by Intel or any of its subsidiaries to any direct or indirect wholly-owned subsidiary of Intel (a “WiMAX Asset Acquisition”);
33.7.2.5 the adoption of any plan for the liquidation or dissolution of such Party or, in the case of Newco, its parent company, other than in connection with a reorganization or similar transaction in which the holders of the voting stock of such Party or, in the case of Newco, its parent company immediately prior to such transaction continue to represent more than fifty percent (50%) of the combined voting power of the surviving entity immediately after giving effect to such transaction (a “Liquidation”); or
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33.7.2.6 if the Change of Control Party is Newco, shares representing thirty percent (30%) or more of the aggregate voting power represented by the issued and outstanding membership interests of Newco or capital stock of its direct parent holding company are transferred to a Newco Acquiror that is described in Section 33.3.2 and such Newco Acquiror, upon a determination by Intel, in its reasonable discretion, poses a competitive threat to Intel or its Affiliates or, if the Change of Control Party is Intel, shares representing thirty percent (30%) or more of the aggregate voting power represented by the issued and outstanding capital stock of Intel to an Intel Acquiror that is described in Section 33.3.3 and such Intel Acquiror, upon a determination by Newco, in its reasonable discretion, poses a competitive threat to Newco or its Affiliates.
33.7.3 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
33.8 Upon the termination or expiration of this Agreement, the Parties shall promptly (a) eliminate any mention of a relationship between them in all sales, marketing and/or other literature or other materials, including electronic media; (b) terminate the Trademark License; and (c) return, destroy or permanently erase without retaining copies thereof, all Confidential Information. Both Parties shall continue to perform their obligations under this Agreement during any notice period prior to the actual termination of this Agreement.
34.	REGULATORY REQUIREMENTS AND STANDARDS
34.1 Without the other Party’s prior written consent, such consent not to be unreasonably withheld or delayed, neither Party nor its respective Affiliates will make any written submissions to the any industry standards setting body, committee or organization (collectively “Standards Bodies”), that include or disclose any Confidential Information of the other Party. In connection with any request for consent, the Party seeking consent will provide the other Party a copy of any proposed written standards submission in each case. The Party whose consent is required will have an opportunity to review and comment on such proposed submission and plans and strategy, and the Party seeking consent will provide to the other Party such proposed submission and plans and strategy in a reasonably timely manner in order to permit such review and comment. Neither Party will work with third parties in a manner specifically designed to circumvent the intent of this Section 34.1. Any consent of a Party required under this Section 34.1 must be given by a Vice President (or person of more senior position) of such Party.
35.	COMPLIANCE WITH LAWS
35.1 Each Party shall comply with all applicable federal, state, county and local laws, orders, rules, ordinances, regulations and codes in the performance of its obligations set forth in this Agreement, including such Party’s obligations, if any, as an employer
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regarding the health, safety and payment of its employees. Without limiting the generality of the foregoing, each Party must comply with laws, rules, regulations and orders relating to equal employment opportunity, workers’ compensation, unemployment compensation and FICA.
35.2 Each Party agrees that it shall not participate in, or facilitate, any export or other transfer, by any means, of any commodity or technical data, or any other goods, software or technology, acquired from the other Party, (a) in violation of applicable law, including but not limited to the Export Administration Regulations and the International Traffic in Arms Regulations of the United States, or (b) with knowledge or reason to know that a violation of such applicable law will or is intended or likely to occur with respect to such goods, software or technology.
35.3 The Parties shall comply, in executing and performing this Agreement, with the FCPA and all other applicable anti-corruption laws.
36.	MARKS
36.1 Marks. This Agreement does not grant either Party any rights in the other Party’s name, trademarks, trade names or logos (“Marks”). Any trademark license necessary to comply with the terms and conditions of this Agreement are contained in the Trademark License attached as Appendix F.
37.	TAXES, DUTIES AND APPLICABLE TAX LAWS
37.1 The Parties will comply with all federal, state, and local tax laws applicable to transactions occurring under this Agreement. Each Party is responsible for payment of its own liability for any federal, state, and local taxes arising from transactions occurring under this Agreement, including but not limited to income taxes, franchise taxes, taxes based upon gross revenues or gross receipts, assessments, duties, permits, tariffs, fees or other charges. The Parties acknowledge that certain sales, excise and similar taxes may be due on payments made by Newco to Intel. Intel will be responsible for, and indemnity Newco against, any tax liability (including penalties and interest, other than penalties and interest assessed as a result of the delay or failure on the part of Newco to pay any tax or file any return or information, as provided in Section 37.2 below) which may be due on payments made by Newco to Intel. Notwithstanding the foregoing, if Newco purchases WiMAX Chipsets from Intel pursuant to a separate and independent purchase agreement between the Parties that agreement will include without limitation mutually agreeable tax provisions applicable to any such purchases. If requested, each Party will timely provide the other Party with a completed Form W-9 for federal income tax reporting purposes.
37.2 Each Party agrees to pay, and to hold the other Party harmless from and against, any penalty, interest, additional tax or other charge that may be levied or assessed as a result of the delay or failure to pay any tax or file any return or information required by law, order rule or regulation.
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37.3 The Parties agree to furnish or cause to be furnished to one another, upon request, as promptly as practicable, such relevant tax-related information and assistance reasonably necessary in preparing and filing all tax returns, the preparation for any audit by any taxing authority and the prosecution or defense of any claim or proceeding relating to any tax return. The Parties shall cooperate with each other in the conduct of any audit or other proceeding related to taxes.
38.	FORCE MAJEURE
38.1 Neither Party will be deemed in default of, and each Party will be excused from performance under this Agreement to the extent that any delay or failure in the performance of its respective obligations is directly caused by or directly results from acts of God, fires, explosions, earthquakes, floods, epidemics, wars, civil unrest, insurrections, or acts of the government in either its sovereign or contractual capacity, but in every case the failure to perform must be beyond the reasonable control and without fault or negligence of the Party failing to perform (each a “Force Majeure Condition”). If any Force Majeure Condition occurs, the Party whose performance fails or is delayed because of such Force Majeure Condition will give prompt written notice to the other Party, and such other Party may elect at any time after such notice is given to suspend its own performance under this Agreement for the duration of the Force Majeure Condition and require the delayed Party to resume performance under this Agreement once the Force Majeure Condition ceases, while at the same time extending the performance date for the length of time of the Force Majeure Condition. In all cases, the Party whose performance fails or is delayed because of any such Force Majeure Condition will use reasonable efforts to avoid or remove such cause of nonperformance, excusable failure or delay.
39.	NOTICES
39.1 Except as otherwise specified in this Agreement, all notices, consents, waivers or other communications hereunder shall be sent postage prepaid, by certified mail, or by courier to the addresses set forth below and will be effective upon actual receipt.
If to Newco:
President and Chief Executive Officer
Newco
[TBD]
[TBD]
With a copy to:
Vice President/General Counsel
Newco
[TBD]
[TBD]
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If to Intel:
General Counsel
Intel Corporation
2200 Mission College Boulevard
Santa Clara, California 95052
with a copy to:
Post Contract Management
Intel Corporation
2111 NE 25th Avenue
Hillsboro, Oregon 97214
39.2 Written notice given pursuant to this Section 39 will be delivered to recipients authorized by Newco and Intel, as the case may be, in writing and when so delivered will be deemed to have been fully served and delivered. The above addresses may be changed at any time by giving thirty (30) calendar days prior written notice as above provided.
40.	RESERVED

41.	CHOICE OF LAW; DISPUTE RESOLUTION
41.1. Choice of Law. This Agreement will be governed by and interpreted in accordance with the state of Delaware, without resort to it choice of law principles. The Parties agree that the Uniform Computer Information Transaction Act (“UCITA”), or any version of UCITA adopted by any state, including Delaware, will not govern or be used to interpret this Agreement.
41.2 Available Procedures. Subject to the provisions of Section 41.8 below, which preserves certain judicial remedies, the Parties agree to use the dispute resolution procedures set forth below in Section 41.5 with respect to all controversies and/or claims arising out of or relating to this Agreement.
41.3 Service of Process. Service of process in any suit, action or proceeding may be made by mailing or delivering a copy of such process to Newco or Intel, as the case may be, at the addresses indicated in Section 41 hereof and in the manner set forth in such Section 39. Nothing in this Section 41.3 will affect the right of either Party to serve legal process in any other manner permitted by law.
41.4 RESERVED
41.5 Dispute Resolution.
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41.5.1 Commencing Dispute Resolution. Except for disputes arising out of the Trademark License attached as Appendix F hereto, all disputes arising directly under the express terms of this Agreement, including the other Appendices attached hereto, or grounds for termination thereof shall be resolved as follows: First, the Party making a claim shall provide the other Party with a written description of the dispute. Second, within fifteen (15) days following receipt of the above description, the senior management or an authorized representative of both Parties shall meet via telephone or at a mutually agreeable location and confer in good faith to attempt to resolve the dispute. If the dispute cannot be resolved by such senior management or authorized representative at that meeting then, either Party may, within five (5) days after the conclusion of that meeting, make a written demand for formal dispute resolution and specify therein the scope of the dispute. Within thirty (30) days after receipt of such written notification, the Parties shall jointly agree upon an impartial mediator to hear the dispute, agree to meet at a mutually agreeable time and place for one (1) day with such impartial mediator to attempt to resolve the dispute, and if unsuccessful in resolving the dispute, to consider dispute resolution alternatives other than litigation. If the Parties are unable to resolve the dispute through mediation and an alternative method of dispute resolution is not agreed upon within ten (10) days after the one (1) day mediation, either Party may begin litigation proceedings unless the Parties otherwise agree.
41.5.2 Arbitration. If the Parties are unable to resolve the dispute through the informal procedure described above in Section 41.5.1, and, if the Parties agree in writing to arbitration within the ten (10) day period following the informal procedure described in Section 41.5.1, the arbitration provisions set forth below will be applicable to such dispute. The rules of the arbitration shall be agreed upon by the Parties prior to the arbitration and based upon the nature of the disagreement. To the extent that the Parties cannot agree on the rules of the arbitration, then the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) in effect at the time of the commencement of the arbitration or, if applicable, its Supplementary Rules for the Resolution of Patent Disputes in effect at the time of the commencement of the arbitration, and except as the applicable rules are modified by this Agreement, shall apply.
41.5.2.1 Location: The arbitration proceedings shall be held in New York, under the auspices of the AAA.
41.5.2.2 Time Limit: The arbitrator is required to issue a decision within nine (9) months of his or her appointment.
41.5.2.3 Other Rules: As a minimum set of rules in the arbitration the Parties agree as follows:
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(a) The arbitration shall be held before a single arbitrator mutually acceptable to both Parties. If the Parties cannot agree on a single arbitrator within thirty (30) days from the date written demand is made, each Party shall identify one independent individual who shall meet to appoint a single arbitrator. If an arbitrator still cannot be agreed upon within an additional thirty (30) days, one shall be appointed by the AAA. The arbitrator shall be knowledgeable regarding the semiconductor and wireless communications industries.
(b) The Parties shall equally bear the costs and fees of the arbitration and each Party shall bear its own legal expenses. The Parties agree that a court reporter will record the arbitration proceedings and that the reporter’s record will be the agreed to transcript of the proceedings. The Parties will share the expenses of this recorder.
(c) The arbitrator shall specify the basis for his/her decision, the basis for the damages award and a breakdown of the damages awarded, and the basis of any other remedy authorized under this Section 41.5.2. The decision of the arbitrator shall be subject to de novo appeal by either Party to any court of competent jurisdiction in the United States.
(d) Any arbitration proceeding hereunder shall be conducted on a confidential basis, and the results shall be treated as Confidential Information unless a Party chooses to appeal the results in which case the Party filing the appeal will use reasonable efforts to seek confidential treatment of all filings.
(e) The arbitrator shall apply the substantive laws of the State of Delaware in interpreting and resolving disputes.
(f) The Parties shall attempt to agree upon what, if any, discovery shall be permitted. If the Parties cannot agree on discovery within thirty (30) days after the appointment of the Arbitrator, then any discovery shall be within the discretion of the arbitrator; provided, however, that the arbitrator shall allow reasonable discovery in the forms permitted by the Federal Rules of Civil Procedure, to the extent consistent with the purpose of the arbitration, and any discovery that is permitted shall take no more than six months. The arbitrator shall permit live testimony at the arbitration proceeding.
(g) For the purposes of any arbitration governed by this Section 41.5.2, the Parties agree that monetary damages as limited below are adequate and agree that the arbitrator will not have the power or authority to award injunctive or equitable relief
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(h) Without limiting the generality of the foregoing, the arbitrator shall not award any damages of a type excluded pursuant to Section 32.1 or in excess of the cap set forth in Section 32.2.
(i) Preliminary Hearing. As promptly as practicable after the selection of the arbitrator, a preliminary hearing shall be held among the Parties and/or their attorneys or other representatives and the arbitrator. Unless the Parties agree otherwise, the preliminary hearing will be conducted by telephone conference call rather than in person. By agreement of the Parties and/or order of the arbitrator(s), the pre-hearing activities and the hearing procedures that will govern the arbitration will be memorialized in a Scheduling and Procedure Order. At the preliminary hearing the matters to be considered shall include, without limitation:
(i) service of a detailed statement of claims, damages and defenses, a statement of the issues asserted by each Party and positions with respect thereto, and any legal authorities the Parties may wish to bring to the attention of the arbitrator;
(ii) stipulations to uncontested facts;
(iii) the extent to which discovery shall be conducted;
(iv) exchange and pre-marking of those documents which each Party believes may be offered at the hearing;
(v) the identification and availability of witnesses, including experts, and such matters with respect to witnesses including their biographies and expected testimony as may be appropriate;
(vi) whether, and the extent to which, any sworn statements and/or depositions may be introduced;
(vii) the extent to which hearings will proceed on consecutive days;
(viii) the possibility of utilizing mediation or other non-adjudicative methods of dispute resolution; and
(ix) the procedure for the issuance of subpoenas.
41.6 Tolling. All applicable statutes of limitation will be tolled to the extent permitted by applicable law while the dispute resolution procedures specified in this Section 41 are pending, and nothing herein will be deemed to bar any Party from taking such action as the Party may reasonably deem to be required to effectuate such tolling, provided such
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tolling does not exceed one hundred eighty (180) days, unless otherwise agreed by the Parties.
41.7 Activation Fee Disputes. In the event of a dispute over payment of Activation Fees, if it is determined that Activation Fees are owing to Intel, such Activation Fees shall be paid to Intel in one lump sum within thirty (30) calendar days of resolution of the dispute. If it is determined that Newco has overpaid Activation Fees, at Newco’s option Intel shall either (i) repay the excess Activation Fees within thirty (30) calendar days of receipt of Newco’s written request for repayment, or (ii) apply the overpayment as a credit to the next scheduled Activation Fee payment so as to reduce the amount owed by Newco to Intel.
41.8 Judicial Remedies and Injunctions. Notwithstanding the foregoing provisions of this Section 41, judicial remedies may be sought immediately with respect to any controversies and/or claims arising out the following section of this Agreement pursuant to the terms of this Section 41.8.
Section 3.3.2
Section 48 (“Confidential Information”)
Section 11.5 (”Newco Deployment Exclusivity”)
41.9 Venue. Any court proceeding brought by either Party must be brought in Delaware in the United States District Court or, in the event no federal court in Delaware has jurisdiction, then in any Delaware state court having jurisdiction over the subject matter. Each Party agrees to personal jurisdiction in these courts. The parties agree to continue performance during the pendency of any dispute, unless this Agreement is terminated in accordance with the terms of this Agreement. The Parties further agree that irreparable damage may occur in the event that any of the provisions contained in Section 41.8 of this Agreement were not performed in accordance with their specific terms or were otherwise breached and it is accordingly agreed that, in addition to any other remedy to which any Party may be entitled at law or in equity, the Parties will be entitled to equitable relief, including injunction, to prevent such breaches and to specifically enforce such terms and provisions.
42.	SEVERABILITY
42.1 If any of the provisions of this Agreement are invalid or unenforceable, such invalidity or unenforceability will not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement will be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of each Party will be construed and enforced accordingly. The Parties will negotiate in good faith to amend this Agreement to include provisions that provide the Parties with the same economic effect as such severed provision.
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43.	SURVIVAL
43.1 Notwithstanding anything contained herein to the contrary, all representations, warranties, covenants and other terms set forth in the following sections will survive any termination or expiration of this Agreement for any reason:
Section 9.2 (“Audit”)
Section 25 (“Intellectual Property Ownership”)
Section 26 (“Disclaimer of Warranties”)
Section 29 (“Confidential Information”)
Section 32 (“Limitation of Liability”)
Section 37 (“Taxes, Duties And Applicable Tax Laws”)
Section 39 (“Notices”)
Section 41 (“Choice of Law; Dispute Resolution”)
Section 44.2 (“Entire Agreement”)
Appendix A (Definitions)
44.	BINDING EFFECT; ENTIRE AGREEMENT
44.1 This Agreement is binding upon each Party and will inure to the benefit of each such Party’s successors and permitted assigns.
44.2 This Agreement contains the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior oral and written agreements, understandings, representations and warranties relating to such subject matter. Each Party agrees that, except for the representations and warranties contained herein, neither Party makes any other representations or warranties, and each hereby disclaims any other representations or warranties made by itself or any of its officers, directors, employees, agents, or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby.
45.	AMENDMENTS; NO WAIVER
45.1 No amendment, modification or waiver of any part of this Agreement will be effective or binding on the Parties unless reduced to writing and executed by senior executives of both Parties.
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45.2 No course of dealing or failure of either Party to strictly enforce any term, right or condition of this Agreement will be construed as a waiver of such term, right or condition. If any representation, warranty or covenant contained in this Agreement is breached by either Party and thereafter waived by the other Party, such waiver will be limited to the particular breach so waived and not be deemed to waive any other breach under this Agreement.
46.	CONSTRUCTION AND INTERPRETATION
46.1 The language of this Agreement will in all cases be construed as a whole and in accordance with its fair meaning. This Agreement has been prepared jointly and each Party has been given the opportunity to independently review this Agreement with legal counsel.
46.2 Section or paragraph headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement. The singular use of words will include the plural use and vice versa.
47.	INCORPORATION BY REFERENCE
47.1 The terms and conditions of any Appendices or Exhibits are integral parts of this Agreement and are fully incorporated into this Agreement by this reference.
48.	COUNTERPARTS; FAX SIGNATURES
48.1 This Agreement may be executed by the Parties on any number of separate counterparts, and all of said counterparts taken together will be deemed to constitute one and the same instrument. The Parties hereby agree that signatures transmitted and received via facsimile or other electronic means will be treated for all purposes of this Agreement as original signatures and will be deemed valid, binding and enforceable by and against both Parties.
          IN WITNESS WHEREOF, Newco and Intel have caused this Agreement to be executed in duplicate counterparts, each of which will be deemed to be an original instrument, as of the Effective Date.

INTEL CORPORATION		NEWCO LLC

By:		By:

Title:		Title:

	(Print or type)		(Print or type)

Date:		Date:

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APPENDIX A to MARKET DEVELOPMENT AGREEMENT
DEFINITIONS
Except in the case of Appendix F (Trademark License), for the purposes of the Market Development Agreement, including all Appendices and Exhibits, the following definitions will apply. If a defined term listed below refers to a section of a document containing the definition, the section reference is to a section of the Market Development Agreement.
“3G MVNO Agreement” has the meaning defined in Section 3.2.
“3GPP” means the Third Generation Partnership Project.
“4G MVNO Agreement” has the meaning defined in Section 3.3.
“4G MVNO Election” has the meaning defined in Section 3.3.
“AAA” has the meaning defined in Section 41.5.2.
“Access Revenue” [*****].
“Activated” [*****].
“Activation Database” has the meaning defined in Section 9.1.
“Activation Rate” has the meaning defined in Section 5.3.
“Ad Hoc Customer” means a Customer who Activates a Device on the Newco Network on a temporary basis and who does not enter into a monthly or longer subscription-based agreement for Services.
[*****]
[*****]
“Adjusted Retail Revenue” has the meaning defined in Section 12.1.4.
“Advance-Newhouse” means Advance/Newhouse Communications.
“AD/VAS” means revenue derived by Newco from advertising, value added services or similar sources of revenue resulting from anything other than access to the Newco Network.
“Affiliate” means a legal entity that directly or indirectly controls, is controlled by, or is under common control with a Party. An entity is considered to control another entity if it owns, directly
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or indirectly, more than fifty percent (50%) of the total voting securities or other such similar voting rights.
“Annual Spending Requirements” has the meaning defined in Section 12.2.
“API” means application program interfaces.
“Asset Acquisition” has the meaning defined in Section 33.7.2.3.
[*****]
“Audit” has the meaning defined in Section 9.
“Auditor” has the meaning defined in Section 9.2.1.
“AWS” means advanced wireless services spectrum as allocated by the FCC.
“Centrino Processor Technology” means the current brand designation that Intel uses to indicate that a Performance Notebook contains a premium Intel Architecture CPU and Intel wireless components plus other hardware or software (whether manufactured by Intel or outsourced to a third party by Intel), and includes any future evolution of the Centrino Processor Technology brand or any other brand that serves the function in Intel’s brand hierarchy of indicating premium Intel Architecture CPU and wireless components for Performance Notebooks or MIDs.
“CE Devices” means consumer electronic devices consisting of both portable and non-portable devices that may provide multimedia, communication, information, or computing capabilities (such as audio/video devices and other media center devices).
“Change of Control” has the meaning defined in Section 33.7.2.
“Change of Control Notice” has the meaning defined in Section 33.4.
“Change of Control Party” has the meaning defined in Section 33.3.1.
“Claim” means any demand, lawsuit, action, administrative proceeding, or claim seeking redress of any nature, regardless whether at law or in equity arising out of this Agreement.
“Clearwire” means Clearwire Corporation.
“Co-Branding Construct(s)” [*****].
“Combined Election” has the meaning defined in Section 3.3.
“Comcast” means Comcast Corp.
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“Complementary Services” means non-WiMAX based products, applications and services that complement, support and/or enhance the Services, including but not limited to backhaul and broadcast applications, technology or services. Complementary Services do not include alternative wireless broadband or data technologies, but would include WiFi, and WiFi or WiMAX femto cell applications.
“Confidential Information” has the meaning defined in Section 29.
“Connection Manager” means a general software program that enables a user of a Device to connect to or disconnect from a network service and select and/or subscribe to network providers.
“Controlled Affiliate” means, with respect to any Person, such Person’s Ultimate Parent and any Affiliate of such Ultimate Parent that is controlled by such Ultimate Parent.
“Core Network” means, with respect to certification of Qualifying Intel Devices, the wireless voice and data service infrastructure that provides access in the form of connectivity and transmission via the Newco Network, as the same may be modified, enhanced or updated by Newco from time to time.
“CPNI” means customer proprietary network information.
[*****]
“Customer” means a subscriber to the Newco Network.
“Customer Contract” means a contract, subscription agreement, amendment or other documentation used by Newco, or any of its MVNOs or Resellers or Affiliates, to initiate Services for a Customer.
“Design-In” means the engineering, technical and other support performed to allow an OEM Device to incorporate products of another vendor, such as a CPU or wireless module.
“Design-Win” means sales and marketing efforts that convert Design In activities into actual product orders.
“Devices” means collectively CE Devices, MIDs, and Notebooks.
[*****]
“Effective Date” has the meaning defined in Section 3.1.
“Embedded Device” means a Device having embedded WiMAX capability (as opposed to a Device that uses an external means to connect to a WiMAX network such as an air card).
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“Embedded Device Activation Fee” [*****].
“Embedding Rate” [*****].
“Essential Patent Claims” means patent claims owned or controlled by a vendor and necessarily infringed by an implementation of at least one of the mandatory features of the main or optional profile(s) of the WiMAX Forum Mobile System Profile or Network Profile.
“Event of Default” has the meaning defined in Section 33.1.
“Exchange Act” has the meaning defined in Section 33.7.4.
“FCC” means the United States Federal Communications Commission.
“FCPA” means the U.S. Foreign Corrupt Practices Act, 15 U.S.C., §78dd-1, et seq., as amended.
“Force Majeure Conditions” has the meaning defined in Section 38.
“Forum” means the quarterly discussion vehicle between Newco, MSO Members and Intel to discuss at a minimum the Newco Quarterly Services Roadmap, development and offering of Standard Network Service, Non-Standard Network Service, Future Network Service and Other Services, all pursuant to the MVNO agreements between Newco and the MSO Members.
“Future Network Service” means Newco’s plans for development and roll-out of new Standard Network Services not offered by Newco as of the date each Newco Quarterly Services Roadmap to be provided by Newco to Intel and the MSO Members.
“Google” means Google Inc.
“Indemnified Party” has the meaning that is defined in Section 31.3.
“Indemnifying Party” has the meaning defined in Section 31.3.
“Initial Intel Exclusivity Period” has the meaning defined in Section 11.2.
“Initial Term” has the meaning defined in Section 2.
“Intel” means Intel Corporation, a Delaware corporation.
“Intel Acquiror” has the meaning defined in Section 33.3.3.
“Intel Architecture CPU” means any microprocessor sold by Intel based on Intel’s X86 instruction set or its successors, including low power implementations.
“Intel Background Intellectual Property” has the meaning defined in Section 26.1.
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“Intel-Based MIDs” means MIDs containing an Intel Architecture CPU and Intel wireless components that allow it to qualify to bear the Centrino Processor Technology (its successors or equivalent) brand regardless of whether such MIDs actually bear such brand.
[*****]
[*****]
“Intel Bundled Services” has the meaning defined in Section 3.3.
“Intel Co-Marketing Exclusivity Obligations” has the meaning defined in Section 11.2.
“Intel Devices” means collectively and individually [*****], [*****] and Intel-Based MIDs.
“Intel MDF” has the meaning defined in Section 10.1.
“Intel Renewal Period” has the meaning defined in Section 3.1.
“Intel [*****] Revenue Share” [*****].
[*****]
“Intellectual Property” means (a) all copyrightable works, all copyrights including all applications, registrations and renewals thereof, (b) all trade names, fictional business names, trade dress rights, trademarks and service marks, (c) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications and patent disclosures, together with all reissuances, divisions, continuations, continuations-in-part, substitutes, extensions and reexaminations thereof, as well as any foreign counterparts of any of the foregoing, (d) all proprietary formulations, know-how, show-how, confidential business information, trade secrets, research and development results, projections, analyses, models and other technical information and technology, (e) all mask works and all applications, registrations and renewals in connection therewith, (f) all computer software (including data and related documentation), whether purchased, licensed or internally or jointly developed, (g) all copies and tangible embodiments of the foregoing in whatever form or medium, and (h) all rights in or to the foregoing.
“Interim POPs Coverage” has the meaning defined in Section 6.3.
“IOT” means interoperability testing.
“Liquidation” has the meaning defined in Section 33.7.2.5.
“LLC Member” means an entity holding an equity interest in the OPA prior to a public announcement of the launch of the OPA.
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“LTE” means long term evolution.
“Marketing Tonnage” means expenditures made directly or indirectly by a Party on marketing activities, including by way of example and not by limitation, advertising, promotions, and other similar activities.
“Marks” has the meaning defined in Section 36.2.
“MDF” means market development funds.
“MFC” means most favored customer as described in Section 20.1.
“MIDs” means mobile internet devices, other than Notebooks, with internet capability and web browser functionality and which have a diagonal screen of less than seven (7) inches. Notwithstanding the foregoing, the following are specifically excluded from the definition of a MID: (a) any mobile internet device, handset or smart-phone with the primary purpose of voice communication, (b) any mobile internet device sold by or for Newco under a cell phone-like model where Newco specifies, buys, and/or brands such device for resale to consumers through its, or its partners’ distribution channels.
“Minimum Enabling Requirements” has the meaning defined in Section 10.6.
“Minimum Revenue Threshold” has the meaning defined in Section 5.2.
“MSO” means multiple system operator.
“MSO Core Services” means, with respect to each MSO Member, such MSO Member’s or any of its Affiliates’ non-mobile multi-channel video service, wireline high-speed data internet access services, facilities-based wireline telephone service and any future subscriber paid, recurring charge based, wireline service that naturally evolves from the foregoing services offered by such MSO Member or any of its Affiliates.
“MSO Members” means Comcast, Time Warner, Advance/Newhouse and any other MSO who enters into an MVNO agreement with Newco after the Effective Date hereof.
“MVNO” means a mobile virtual network operator who resells WiMAX services.
“MVNO Co-Branding Construct” has the meaning defined in Section 11.1.3.
“MVNO End User” means, with respect to Intel, any end user customer purchasing MVNO Service from Intel (or a Controlled Affiliate of Intel pursuant to Section 2.7 of the 4G MVNO Agreement.)
“MVNO Election” has the meaning defined in Section 3.2.
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“MVNO Service” means, with respect to Intel, the Wireless Broadband Service provided by Newco or any of its Controlled Affiliates over the Newco Network, but sold by Intel (or by a Controlled Affiliate of Intel pursuant to Section 2.7 of the 4G MVNO Agreement) to end user customers as a reseller of the Wireless Broadband Service pursuant to the 4G MVNO Agreement.
“Network Data” has the meaning that is defined in Section 24.1.
“Network Enablers” mean the non-transmission elements of the Newco Network that provide information and functionality necessary to provide services and applications over the Newco Network. For purposes of clarification, Network Enablers include, but are not limited to, the underlying network elements and interfaces such as quality of service, identity information, device management, multicast media streaming and location services.
“Newco FDD Implementation Requirements” means the Newco Network design requirements as determined by Newco.
“Newco Acquiror” has the meaning defined in Section 33.3.2.
“Newco Background Intellectual Property” has the meaning defined in Section 26.1.
[*****]
“Newco Network” means Newco’s implementation of a WiMAX-based network in the United States owned, controlled, operated or managed by Newco for its own Customers or Customers acquired through its subsidiaries, MVNOs, Affiliates or Resellers.
“Newco Parent” means Newco (as such term is defined in the Transaction Agreement).
“Newco Quarterly Services Roadmap” means the Newco services roadmap document detailing Newco’s plans for (i) Future Network Services, (ii) modifications, enhancements and updates to existing Standard Network Services for both Newco’s direct retail operations and wireless resale service operations, and (iii) the timing and location of new market launches.
[*****]
[*****]
“Non-Standard Network Service” means a custom interface, customized configuration, service, specific functionality or capability, or implementation of Other Services under the MVNO agreements between Newco and an MSO that is unique to a MSO Member(s).
[*****]
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“Notebooks” means notebook or sub-notebook computers.
“ODMs” means original design manufacturers of mobile computing devices. For the avoidance of doubt, ODMs may also do business as OEMs.
“OEM” means original equipment manufacturers of Devices who sell a branded product.
“OPA” means the Open Patent Alliance, LLC formed to protect and promote the global implementation of WiMAX and create one or more patent pools for the efficient and transparent licensing of Essential Patent Claims to practice the IEEE 802.16e-2005 specification as specified by the WiMAX Forum Interoperability and Network Architecture Profiles.
“OS” means operating system.
“OSS” means operating support system.
“Other Party” has the meaning defined in Section 33.3.5.
“Other Reseller” has the meaning defined in Section 2.11.1 (a) of the 4G MVNO Agreement.
“Other Services” are services that may be provided by Newco over the Newco Network that do not include Standard Network Services or Non-Standard Network Services.
“Performance Notebooks” means Notebooks that contain advanced microprocessors.
“Person” means any individual, partnership, limited liability partnership, limited liability company, corporation, trust, other business association or business entity, estate or other entity.
“POPs” means the population within the radio frequency coverage area of the Newco Network.
“POPs Coverage” means natural persons who reside in the U.S. (such number of natural persons based on most recent census data) who can access the Newco Network at their place of residence at a standard level of service as mutually agreed upon by the Parties in Appendix C to the Agreement.
“Product Segment” means a product category suitable for embedding a WiMAX Chipset, for example without limitation: personal computers, notebooks, UMPCs, portable media players, PDAs and smart-phones, portable gaming devices, consumer electronics.
[*****]
“Qualifying Intel-Based MIDs” means Intel-Based MIDs embedded with a Qualifying WiMAX Chipset, that are certified on the Newco Network.
THIS DOCUMENT AND ITS CONTENTS CONSTITUTE THE PROPRIETARY AND CONFIDENTIAL INFORMATION OF NEWCO LLC AND INTEL CORP. — DO NOT DISCLOSE TO THIRD PARTIES

“Qualifying [*****]” means [*****] embedded with a Qualifying WiMAX Chipset, that are certified on the Newco Network.
“Qualifying [*****]” means [*****] embedded with a Qualifying WiMAX Chipset, that are certified on the Newco Network.
“Qualifying Intel Devices” means collectively and individually Qualifying [*****], Qualifying [*****] and Qualifying Intel-Based MIDs.
“Qualifying WiMAX Chipsets” means WiMAX Chipsets whether sold by Intel or outsourced by Intel to third parties that (a) contain silicon sourced in-house from Intel or from a third party that is part of an Intel branded product, (b) contains Intel activation software certified to operate on the Newco Network and (c) excepting [*****], when combined with an Intel Architecture CPU would enable the Device to bear the Intel Centrino brand (its successors or equivalent) according to Intel’s definition and brand requirements as set forth in the Intel Inside Program and channel program materials. For the avoidance of doubt, Qualifying WiMAX Chipsets do not include any OS used in conjunction with such Qualifying WiMAX Chipset.
“Renewal Period” has the meaning defined in Section 3.1.
“Reseller” means a third party which purchases from Newco access services to the Newco Network, repackages the services and then sells the services to Customers.
[*****]
“RF” has the meaning defined in Appendix C.
“SEC” has the meaning defined in Section 30.1.
“Services” means the access, information and communications services offered by Newco over the Newco Network to Customers.
“Sprint” means Sprint Nextel Corporation.
“Sprint Spectrum” means Sprint Spectrum L.P.
“Standard Network Services” are the WiMAX Services provided by Newco over the Core Network to retail Customers that provide voice or data transmission functionality and access and that are of a nature that a Reseller could not procure from a third party.
“Standard WiMAX Device” has the meaning defined in Appendix C.
“Standards Bodies” has the meaning that is defined in Section 34.1.
“Start Date” means the date that is three (3) months from the Effective Date.
THIS DOCUMENT AND ITS CONTENTS CONSTITUTE THE PROPRIETARY AND CONFIDENTIAL INFORMATION OF NEWCO LLC AND INTEL CORP. — DO NOT DISCLOSE TO THIRD PARTIES

“Strategic Investors” means the Comcast Corporation, Time Warner Cable Inc., Google Inc. and Intel Corporation.
[*****]
“Term” has the meaning that is defined in Section 3.1.
“Time Warner” means Time Warner Inc.
“Trademark License” has the meaning defined in Section 10.4.
“Transaction Agreement” means the Transaction Agreement and Plan of Merger dated as of May [•], 2008 among Clearwire Corporation, Sprint Nextel Corporation, Comcast Corporation, Time Warner Cable Inc., Advance/Newhouse Partnership, Google Inc. and Intel Corporation, as amended, modified or supplemented from time to time.
“Transfer” has the meaning defined in Section 33.2.
“True Up Date” has the meaning defined in Section 5.3.
“TWC” means Time Warner Cable.
“Ultimate Parent” means, with respect to any Person at any time, the Person (other than any natural person or any trust or other investment vehicle established primarily for the benefit of any natural person) that directly or indirectly controls such Person and all other Persons with a direct or indirect controlling interest in such Person, which, on the date hereof, (i) in the case of Brighthouse is Advance/Newhouse Partnership, (ii) in the case of Comcast is Comcast Corporation, (iii) in the case of TWC is Time Warner Cable Inc., (iv) in the case of Sprint is Sprint Nextel Corporation, (v) in the case of Newco is Newco Parent, (vi) in the case of Google is Google Inc. and (vii) in the case of Intel is Intel Corporation (it being understood that if a publicly traded corporation or other entity directly or indirectly controls any Person, such publicly traded corporation or other entity shall be deemed to be the Ultimate Parent of such Person regardless of whether any other Person may have a direct or indirect controlling interest in such publicly traded corporation or other entity).
“United States” means the fifty states of the United States and excludes Puerto Rico, Guam or any other territories.
[*****]
[*****]
“Wave 1 Certification” means the first wave of certification testing as defined by the by the WiMAX Forum for 802.16-2005.
THIS DOCUMENT AND ITS CONTENTS CONSTITUTE THE PROPRIETARY AND CONFIDENTIAL INFORMATION OF NEWCO LLC AND INTEL CORP. — DO NOT DISCLOSE TO THIRD PARTIES

“Wave 2” means the Mobile WiMAX certification testing that uses the feature set designated as Wave 2 by the WiMAX Forum.
“Wave 2 Certification” means the second wave of certification testing as defined by the WiMAX Forum for 802.16-2005.
[*****]
[*****]
[*****]
“WiFi” means the IEEE 802.11 industry standard.
“Wireless Broadband Service” means any service technically capable of being provided over the Newco Network and to be provided by Newco or any of its Controlled Affiliates under the 4G MVNO Agreement, including any service utilizing a Network Enabler, but excluding any service that is not within or reasonably related to Newco’s commercial offerings and not provided to any Other Reseller; provided that Wireless Broadband Service shall not include any applications or content offered by Newco, its Controlled Affiliates or third parties over the Newco Network or any service that Newco may not provide over the Newco Network under applicable law.
“WiMAX” means technology that complies with the IEEE 802.16e-2005 Wave 2 technology standard, including future evolution thereof (as defined by the WiMAX Forum).
“WiMAX Asset Acquisition” has the meaning defined in Section 33.7.2.4.
“WiMAX Chipsets” means chipsets and modules designed to comply with WiMAX industry standards.
“WiMAX Equipment” means IEEE 802.16-2005 based WiMAX Network infrastructure, components, and systems.
“WiMAX Equipment Certification” means certification conducted by the WiMAX Forum that network infrastructure, components, and systems comply with WiMAX industry standards and WiMAX Forum defined profiles.
“WiMAX Forum” means the industry-led, non-profit corporation formed to promote and certify compatibility and interoperability of broadband wireless products utilizing industry standard, IEEE 802.16.
“WiMAX Network” means a broadband wireless network based on WiMAX.
THIS DOCUMENT AND ITS CONTENTS CONSTITUTE THE PROPRIETARY AND CONFIDENTIAL INFORMATION OF NEWCO LLC AND INTEL CORP. — DO NOT DISCLOSE TO THIRD PARTIES

“Year One” means calendar year 2009. With respect to any reference to other years, i.e., “Year Two”, “Year Three”, etc., each such reference will be with regard to Year One and its following years, and shall follow sequentially.
***End of Appendix A***
THIS DOCUMENT AND ITS CONTENTS CONSTITUTE THE PROPRIETARY AND CONFIDENTIAL INFORMATION OF NEWCO LLC AND INTEL CORP. — DO NOT DISCLOSE TO THIRD PARTIES

APPENDIX B TO MARKET DEVELOPMENT AGREEMENT
INTEL MVNO BUNDLING REQUIREMENTS
The “Intel Bundled Services” means, with respect to Intel, MVNO Service offered as part of an unlimited data service plan to MVNO End Users as part of a service package for deployment on Intel Devices that includes (x) a set of applications that integrate Intel-branded applications, content and customer experience and that requires the creation of a log-in account by the applicable MVNO End User to Intel’s and its Controlled Affiliates’ primary portal prior to or in connection with the activation of MVNO Service on such Device and (y) at least one MSO Core Service or Sprint Wireless Service offered by Intel to its end users under the 3G MVNO Agreement.
*** End of Appendix B ***
THIS DOCUMENT AND ITS CONTENTS CONSTITUTE THE PROPRIETARY AND CONFIDENTIAL INFORMATION OF NEWCO LLC AND INTEL CORP. — DO NOT DISCLOSE TO THIRD PARTIES

APPENDIX C TO MARKET DEVELOPMENT AGREEMENT
Method of Measuring POPs Coverage
[*****]
*** End of Appendix C***
THIS DOCUMENT AND ITS CONTENTS CONSTITUTE THE PROPRIETARY AND CONFIDENTIAL INFORMATION OF NEWCO LLC AND INTEL CORP. — DO NOT DISCLOSE TO THIRD PARTIES

APPENDIX D TO MARKET DEVELOPMENT AGREEMENT
[*****]
*** End of Appendix D***
THIS DOCUMENT AND ITS CONTENTS CONSTITUTE THE PROPRIETARY AND CONFIDENTIAL INFORMATION OF NEWCO LLC AND INTEL CORP. — DO NOT DISCLOSE TO THIRD PARTIES

APPENDIX E TO MARKET DEVELOPMENT AGREEMENT
Technical Performance Requirements
Systems performance of the Newco Network communicating with Mobile Terminals must meet the technical performance standards set forth in this document.
[*****]
*** End of Appendix E ***
THIS DOCUMENT AND ITS CONTENTS CONSTITUTE THE PROPRIETARY AND CONFIDENTIAL INFORMATION OF NEWCO LLC AND INTEL CORP. — DO NOT DISCLOSE TO THIRD PARTIES

APPENDIX F TO MARKET DEVELOPMENT AGREEMENT
Trademark License Agreement
Trademark License Agreement
This Trademark License Agreement (the “Trademark Agreement”) is entered into on the Effective Date (as defined below) by and between Intel Corporation, a Delaware corporation with its principal place of business at 2200 Mission College Boulevard, Santa Clara, California 95054 (“Intel”) and Newco, LLC, a Delaware limited liability company with its principal place of business at [TBD] (“Newco”).
Whereas, Intel and Newco have entered into a Market Development Agreement (the “Commercial Agreement” as defined below) concerning the development and deployment of a WiMAX network and WiMAX enabled devices;
Whereas, in connection with the Commercial Agreement, Newco and Intel wish to use certain of each other’s respective marks on products, in association with services, in tutorials, and in a variety of marketing materials to promote Newco’s and Intel’s products, services and technologies, and to allow certain of Intel’s licensees under the standard terms and conditions of other Intel program agreements to use Newco’s marks on such licensees’ products, in tutorials, and in a variety of marketing materials to promote Newco’s and Intel’s products, services and technologies.
Therefore, in consideration of the mutual covenants and promises contained herein, Intel and Newco agree as follows:
1.	Definitions
1.1.	The following capitalized words and phrases used in this Trademark Agreement shall have the same meaning as the definitions of those words and phrases in the Commercial Agreement, and are incorporated herein by reference: Qualifying [*****], Qualifying [*****], Qualifying Intel-Based MIDs, Services, Start Date, and WiMAX.

1.2.	“Co-branding Constructs” [*****].

1.3.	“Commercial Agreement” shall mean the Market Development Agreement between Newco and Intel executed on , 2008.

1.4.	“Effective Date” shall mean the later of the parties’ signature dates below.

1.5.	“Intel Marks” shall mean Intel’s Licensed Marks, INTEL, INTEL INSIDE, and all other Intel trademarks incorporated in Intel’s Licensed Marks, including, but not limited to, the INTEL corporate logo, INTEL CENTRINO, the INTEL CENTRINO logo, and any other Intel marks added to Exhibit A as it is modified in writing by the parties.

1.6.	“Intel’s Licensed Marks” or “Intel Licensed Marks” shall mean the INTEL CENTRINO logo, to be added to Exhibit A, and any other Intel marks added to Exhibit A, as it is modified in writing by the parties, or such additional or replacement marks as Intel may provide, and no other logo, mark, or designation.

1.7.	“Intel Licensees” shall mean licensees of Intel’s trademarks under Intel’s standard trademark licensing program agreements, such as the Intel Inside Program, and channel and retail licensing programs.
THIS DOCUMENT AND ITS CONTENTS CONSTITUTE THE PROPRIETARY AND CONFIDENTIAL INFORMATION OF NEWCO LLC AND INTEL CORP. — DO NOT DISCLOSE TO THIRD PARTIES

1.8.	“Licensed Marks” shall mean Intel’s Licensed Marks and/or Newco’s Licensed Marks, respectively.

1.9.	“Newco Marks” shall mean XOHM and the XOHM logo, and all other Newco trademarks incorporated in Newco’s Licensed Marks all other Newco trademarks incorporated in Newco’s Licensed Marks and any other Newco marks added to Exhibit A as it is modified in writing by the parties.

1.10.	“Newco’s Licensed Marks” or “Newco Licensed Marks” shall mean XOHM and the XOHM logo, to be added to Exhibit A, and any other Newco marks added to Exhibit A, as it is modified in writing by the parties, or such additional or replacement marks as Newco may provide, and no other logo, mark, or designation.

1.11.	“Newco’s WiMAX Network” shall mean Newco’s implementation of a WiMAX-based wireless mobile broadband network owned, controlled, operated or managed by Newco. For the avoidance of doubt, the Newco WiMAX Network as used in this Trademark Agreement shall not include mobile virtual network operators (“MVNOs”), affiliates or resellers.

1.12.	“Qualifying Intel Materials” shall mean Intel’s direct marketing materials associated with Qualifying Licensee Products and the Intel products incorporated therein.

1.13.	“Qualifying Licensee Products” shall mean Qualifying [*****], Qualifying [*****], and Qualifying Intel-Based MIDS, individually and collectively.

1.14.	“Qualifying Newco Service” shall mean WiMAX-based services offered by Newco on Newco’s WiMAX Network.

1.15.	“Territory” shall mean the United States of America.
2.	License Grants
2.1.	Effective as of the Start Date, and subject to and conditioned upon Intel’s compliance with this Trademark Agreement, including without limitation Sections 3, 4 and 5, Newco grants to Intel, and Intel accepts, a limited, non-exclusive, non-transferable (except as expressly provided below), royalty-free, revocable license to use Newco’s Licensed Marks as they appear within the Co-branding Constructs in Exhibit A, in the Territory, in connection with Qualifying Intel Materials as provided in this Trademark Agreement, and as required or permitted in the Commercial Agreement. [*****] No other right, title or license is granted hereunder,

2.2.	Effective as of the Start Date, and subject to and conditioned upon Newco’s compliance with this Trademark Agreement, including without limitation Sections 3, 4 and 5, Intel grants to Newco, and Newco accepts, a limited, non-exclusive, non-transferable, royalty-free, revocable license to use Intel’s Licensed Marks as they appear within the Co-branding Constructs in Exhibit A, in the Territory, in advertising and promotional materials for Qualifying Newco Service as provided in this Trademark Agreement, and as required or permitted in the Commercial Agreement. No other right, title or license is granted hereunder.
3.	Quality Control
3.1.	Intel shall use Newco’s Licensed Marks only in connection with Qualifying Intel Materials, [*****]. Newco shall use Intel’s Licensed Marks only in connection with Qualifying Newco Service and related advertising and promotional materials.
THIS DOCUMENT AND ITS CONTENTS CONSTITUTE THE PROPRIETARY AND CONFIDENTIAL INFORMATION OF NEWCO LLC AND INTEL CORP. — DO NOT DISCLOSE TO THIRD PARTIES

3.2.	Intel shall comply with all applicable laws and regulations in its advertising, promotion, display, distribution and sale of Qualifying Intel Materials bearing Newco’s Licensed Marks, and Newco shall comply with all applicable laws and regulations in its advertising, promotion, display, distribution and sale of Qualifying Newco Service and related advertising and promotional materials bearing Intel’s Licensed Marks.

3.3.	Newco shall use Intel’s Licensed Marks, and Intel shall use [*****] Newco’s Licensed Marks, only in connection with products or services that meet or exceed the quality and performance standards customary in the industry and commensurate with Newco’s and Intel’s overall reputations for high quality products and/or services.

3.4.	Each party shall give prompt Notice to the other party of any material complaint by any customer or other third party that Qualifying Intel Material or Qualifying Newco Service bearing the other party’s Licensed Marks may not conform to the quality control requirements in this Section 3 of the Trademark Agreement.

3.5.	Intel shall have the right, and upon reasonable Notice be given the opportunity, to review, inspect and/or test Newco’s materials bearing Intel’s Licensed Marks, and Newco shall have the right, and upon reasonable Notice be given the opportunity, to review, inspect and/or test Intel’s materials bearing Newco’s Licensed Marks, to ensure compliance with this Trademark Agreement. To the extent that Intel has non-confidential Intel Licensee materials bearing Newco’s Licensed Marks, Intel will reasonably cooperate with Newco’s reasonable requests to review, inspect and/or test Intel Licensees’ materials bearing Newco’s Licensed Marks, to ensure compliance with this Agreement.
4.	Proper Usage/ Review of Materials
4.1.	Newco shall comply with reasonable usage guidelines for Intel’s Licensed Marks to be provided promptly by Intel to Newco after the Co-branding Constructs are finalized, and in all cases prior to Newco’s use of such Licensed Marks as permitted herein. . Intel shall comply with reasonable usage guidelines for Newco’s Licensed Marks to be provided promptly by Newco to Intel after the Co-branding Constructs are finalized, and in all cases prior to Intel’s use of such Licensed Marks as permitted herein. .

4.2.	Newco shall not alter Intel’s Licensed Marks in any way or integrate any Intel’s Licensed Marks or Intel Marks into any of its own trademarks, logos, or designs or those of third parties, with the exception of the Co-branding Constructs, where each party’s marks will appear as separate logos near each other. Intel shall not alter Newco’s Licensed Marks in any way or integrate any Newco’s Licensed Marks or Newco Marks into any of its own trademarks, logos, or designs or those of third parties, with the sole exception of the Co-branding Constructs, where each party’s marks will appear as separate logos near each other.

4.3.	Where reasonably practicable, Newco shall use Intel’s Licensed Marks with the respective trademark symbols and the following acknowledgement line: “[Insert all of Intel’s Licensed Mark being used] are trademarks or registered trademarks of Intel Corporation in the United States and other countries and are used under license.” Where reasonably practicable, Intel shall use Newco’s Licensed Marks with the respective trademark symbols and the following acknowledgement line: “[Insert Newco’s TM legend.]”

4.4.	Neither party shall use the other’s Licensed Marks in any manner that is likely to create confusion as to the source or sponsorship of either party’s products or services, or that in any way indicates to the public that a party is a division or affiliate of the other party.
THIS DOCUMENT AND ITS CONTENTS CONSTITUTE THE PROPRIETARY AND CONFIDENTIAL INFORMATION OF NEWCO LLC AND INTEL CORP. — DO NOT DISCLOSE TO THIRD PARTIES

Wherever either party displays the other’s Licensed Marks in logo format pursuant to this Trademark Agreement, it must do so solely within the Co-Branding Constructs, unless otherwise agreed to by the parties in writing.

4.5.	Each party shall display the other party’s Licensed Marks only in a positive manner and shall not use the other party’s Licensed Marks in any manner that may disparage the other party, its brands, or its products or services. Neither party may use the other party’s Licensed Marks in any manner that, in the licensor party’s judgment, may diminish or otherwise damage the licensor party’s goodwill in its Licensed Marks, including but not limited to use on materials that could be deemed to be obscene, pornographic, violent, or otherwise in poor taste or unlawful, or the purpose of which is to encourage unlawful activities.

4.6.	Intel shall have the right to randomly review and inspect Newco’s materials displaying Intel’s Licensed Marks and Newco shall reasonably cooperate in providing Intel access to such materials. Newco shall have the right to randomly review and inspect Intel’s materials and non-confidential Intel Licensee’s materials in Intel’s possession displaying Newco’s Licensed Marks, and Intel shall reasonably cooperate in providing Newco access to such materials. Each party further agrees to make any modification to such materials that are required to comply with the terms of this Trademark Agreement and are requested by the party owning the Licensed Marks.
5.	Protection of Interest
5.1.	Acknowledgment of Rights As between Intel and Newco, Newco acknowledges Intel’s exclusive rights to Intel’s Licensed Marks and the Intel Marks and all goodwill associated therewith, and acknowledges that any and all use of Intel’s Licensed Marks inures to the sole benefit of Intel. Newco shall not challenge Intel’s exclusive ownership rights in and to Intel’s Licensed Marks and the Intel Marks, nor take action inconsistent with Intel’s rights in such trademarks. Newco shall not adopt, use, apply to register and/or register as its own trademark any word or design confusingly similar to or that dilutes Intel’s Licensed Marks or the Intel Marks. If at any time Newco acquires any rights in, or registrations or applications for Intel’s Licensed Marks or the Intel Marks by operation of law or otherwise, Newco will immediately and at no expense to Intel assign such rights, registrations, and/or applications to Intel, along with any and all associated goodwill. As between Intel and Newco, Intel acknowledges Newco’s exclusive rights to Newco’s Licensed Marks and the Newco Marks and all goodwill associated therewith, and acknowledges that any and all use of Newco’s Licensed Marks inures to the sole benefit of Newco. Intel shall not challenge Newco’s exclusive ownership rights in and to Newco’s Licensed Marks and the Newco Marks, nor take action inconsistent with Newco’s rights in such trademarks. Intel shall not adopt, use, apply to register and/or register as its own trademark any word or design confusingly similar to or that dilutes Newco’s Licensed Marks or the Newco Marks. If at any time Intel acquires any rights in, or registrations or applications for Newco’s Licensed Marks or the Newco Marks by operation of law or otherwise, Intel will immediately and at no expense to Newco assign such rights, registrations, and/or applications to Intel, along with any and all associated goodwill.

5.2.	Co-Branding Constructs. For the avoidance of doubt, neither party nor its licensees may apply to register or register the Co-Branding Constructs as their own mark without the prior express written consent of the other party. All use of the Co-Branding Constructs remains subject to the parties’ underlying rights in their Licensed Marks under Section 5.1.
THIS DOCUMENT AND ITS CONTENTS CONSTITUTE THE PROPRIETARY AND CONFIDENTIAL INFORMATION OF NEWCO LLC AND INTEL CORP. — DO NOT DISCLOSE TO THIRD PARTIES

5.3.	Enforcement. In the event that either party becomes aware of any unauthorized use of the other party’s Licensed Marks by a third party, that party shall promptly notify the party owning the Licensed Marks in writing, and shall provide reasonable cooperation, at the expense of the party owning the Licensed Marks, in any enforcement of the rights in such Licensed Marks against such third party. The right of Intel to enforce its rights in Intel’s Licensed Marks and the Intel Marks rests entirely with Intel and shall be exercised in Intel’s sole discretion. Newco shall not commence any action or claim to enforce Intel’s rights in Intel’s Licensed Marks or the Intel Marks. The right of Newco to enforce its rights in Newco’s Licensed Marks and the Newco Marks rests entirely with Newco and shall be exercised in Newco’s sole discretion. Intel shall not commence any action or claim to enforce Newco’s rights in Newco’s Licensed Marks or the Newco Marks.
6.	NO REPRESENTATIONS OR WARRANTIES

INTEL MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND RESPECTING INTEL’S LICENSED MARKS OR THE INTEL MARKS, INCLUDING THE VALIDITY OF INTEL’S RIGHTS IN ANY COUNTRY, AND EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES THAT MIGHT OTHERWISE BE IMPLIED BY APPLICABLE LAW. NEWCO MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND RESPECTING NEWCO’S LICENSED MARK OR THE NEWCO MARKS, INCLUDING THE VALIDITY OF NEWCO’S RIGHTS IN ANY COUNTRY, AND EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES THAT MIGHT OTHERWISE BE IMPLIED BY APPLICABLE LAW.

7.	Indemnity

a. Intel agrees to defend and/or settle (in its sole discretion) any claim threatened against Newco or brought in any suit or proceeding against Newco alleging liability on the basis of : [*****], and Intel will pay all damages, costs and fees finally awarded against Newco and exclusively attributable to any such claim, provided that (a) Newco promptly notifies Intel in writing of any such claim, (b) Intel solely controls and conducts the defense and/or settlement of the claim, (c) Newco fully and timely cooperates and provides all requested authority, information and assistance to Intel, at Intel’s expense, and (d) at Intel’s instruction, Newco immediately ceases use of [*****]. In the event of any claim or threatened claim against Intel or Newco [*****], Intel reserves the right to terminate, immediately upon written Notice, all or a part of this Trademark Agreement, and Newco will take all steps necessary to [*****]. Intel will not be responsible for any damages, costs, or fees awarded to the extent such amounts reflect Newco’s continued [*****] pursuant to this Trademark Agreement. In the event of any claim or threatened claim against Intel or Newco concerning [*****], Newco reserves the right to terminate, immediately upon written Notice, all or part of this Trademark Agreement, and Intel will take all steps necessary to [*****], and to terminate the right of [*****], as provided under Section 9.3 below and as allowed under the terms and conditions of the agreements between Intel and the Intel Licensees. This indemnity shall not cover damages that Newco could have avoided or mitigated through the exercise of reasonable efforts under the circumstances.

b. Newco agrees to defend and/or settle (in its sole discretion) any claim threatened against Intel (including from the Intel Licensees) or the Intel Licensees brought in any suit or proceeding against Intel or the Intel Licensees alleging liability on the basis of : [*****], and Newco will pay all damages, costs and fees finally awarded against Intel and/or the Intel Licensees and exclusively attributable to any such claim, provided that (a) Intel and/or the Intel Licensees promptly notify Newco in writing of any such claim, (b) Newco solely controls and conducts the defense and/or settlement of the claim, (c) Intel and/or the Intel Licensees fully and timely cooperate and provide all requested authority, information and assistance to Newco, at Newco’s expense, and (d) at Newco’s instruction, Intel and/or the Intel Licensees promptly cease use of [*****] in accordance with Section 9.3 below
THIS DOCUMENT AND ITS CONTENTS CONSTITUTE THE PROPRIETARY AND CONFIDENTIAL INFORMATION OF NEWCO LLC AND INTEL CORP. — DO NOT DISCLOSE TO THIRD PARTIES

and as allowed under the terms and conditions of the agreements between Intel and the Intel licensees. In the event of any claim or threatened claim against Intel, the Intel Licensees, or Newco [*****], Newco reserves the right to terminate, immediately upon written Notice, all or a part of this Trademark Agreement, and Intel and/or the Intel Licensees will take all steps necessary to [*****] in accordance with Section 9.3 below and as allowed under the terms and conditions of the agreements between Intel and the Intel licensees. Newco will not be responsible for any damages, costs, or fees awarded to the extent such amounts reflect Intel’s or the Intel Licensees’ continued [*****] pursuant to this Trademark Agreement. In the event of any claim or threatened claim against Intel or Newco concerning [*****], Intel reserves the right to terminate, immediately upon written Notice, all or part of this Trademark Agreement, and Newco will take all steps necessary to [*****]. This indemnity shall not cover damages that Intel or the Intel Licensees could have avoided or mitigated through the exercise of reasonable efforts under the circumstances.
8.	LIMITATION OF LIABILITY

NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING WILL NOT RESTRICT A PARTY’S ABILITY TO RECOVER ACTUAL DIRECT DAMAGES FOR BREACH OF THIS TRADEMARK AGREEMENT.

9.	Term, Termination and Expiration
9.1.	Term This Trademark Agreement shall remain in effect until its termination as provided herein, or the expiration or termination of the Commercial Agreement, or seven (7) years from the Effective Date, whichever is earlier.

9.2.	Termination Either party may terminate this Trademark Agreement upon advance written Notice: (a) by either party if the other party breaches any material term or condition of this Trademark Agreement and fails to remedy the breach within thirty (30) days after being given Notice thereof, or immediately upon Notice of termination if no cure is reasonably possible; (b) by either party immediately upon Notice to the other if any Qualifying Intel Materials, Licensee Qualifying Products, or Qualifying Newco Service has been found to be defective or substandard by any government agency or court; (c) by either party immediately upon Notice to the other party if either party reasonably determines that adverse publicity concerning the other party, Qualifying Intel Materials, Licensee Qualifying Products, or Qualifying Newco Service may harm the reputation of the terminating party, Intel’s Licensed Marks, or Newco’s Licensed Marks; (d) by Intel immediately upon Notice to Newco if Newco, personally or through another individual or entity, takes any action inconsistent with Intel’s sole legal and beneficial ownership of any Intel Marks; (e) by Newco immediately upon Notice to Intel if Intel, personally or through another individual or entity, takes any action inconsistent with Newco’s sole legal and beneficial ownership of any Newco Marks; (f) by either party upon Notice to the other in the event of any claim threatened against the other party or brought in any suit or proceeding against the other party that invokes the indemnity provisions of Section 7 above; (g) by either party if the other party becomes the subject of any voluntary or involuntary proceeding under the U.S. Bankruptcy Code or state insolvency proceeding and such proceeding is not terminated within forty-five (45) days of its commencement; or (h) by either party if the other party ceases to be actively engaged in business.

9.3.	Effect of Expiration or Termination Upon any expiration or termination of this Trademark Agreement, each party shall immediately cease any and all use of the other party’s Licensed Marks, but the parties will have no obligation to recover or rebrand past uses of
THIS DOCUMENT AND ITS CONTENTS CONSTITUTE THE PROPRIETARY AND CONFIDENTIAL INFORMATION OF NEWCO LLC AND INTEL CORP. — DO NOT DISCLOSE TO THIRD PARTIES

the Licensed Marks. [*****]

9.4.	Continuing Obligations Obligations of the parties under the provisions of Sections 1, 6, 7, 8, 9.3, 10, 11, 12, 14, 15, 16, 17, 19 and 20 shall remain in force notwithstanding the termination or expiration of the Trademark Agreement.
10.	Assignment

The rights granted to the parties hereunder are personal [*****], and neither party may assign this Trademark Agreement or any right or obligation hereunder, whether in conjunction with a change in ownership, merger, acquisition, the sale or transfer of all, or substantially all or any part of a party’s business or assets or otherwise, either voluntarily, by operation of law, or otherwise, without the prior written consent of the other party, which may be given or withheld in each party’s sole discretion. Any purported unapproved assignment or transfer shall be deemed a material breach of this Trademark Agreement and shall be null and void. This Trademark Agreement shall be binding upon and inure to the benefit of the successors and any permitted assigns of the parties hereto.

11.	Choice of Law and Jurisdiction

The validity, construction and performance of this Trademark Agreement shall be governed by U.S. federal law and the laws of the State of Delaware, without reference to conflict of laws principles. The parties further acknowledge and agree that any non-contractual cause of action that either party may assert, including but not limited to trademark infringement, trademark dilution, passing off, false designation of origin, unfair competition and other non-contractual causes of action, will be governed by U.S. federal law and the laws of the State of New York.

12.	Equitable Relief

Each party recognizes and acknowledges that an uncured material breach of this Trademark Agreement will cause the non-breaching party irreparable damage, which cannot be readily remedied by monetary damages in an action at law, and may, in addition thereto, constitute a violation of the non-breaching party’s trademark rights and rights under the laws of unfair competition. In the event of any material breach by either party, including any action that could cause some loss or dilution of goodwill, reputation, or rights in the non-breaching party’s Licensed Marks, the non-breaching party shall be entitled to an immediate injunction in addition to any other remedies available, to stop or prevent such irreparable harm, loss, or dilution.

13.	Representation as to Authority

The parties to this Trademark Agreement represent and warrant that they have the sole right and exclusive authority to execute this Trademark Agreement and that they have not sold, assigned, transferred, conveyed, or otherwise disposed of any interest, right, claim or demand, or portion thereof, relating to any matter in this Trademark Agreement.

14.	Severability

If any provision of this Trademark Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, such determination shall not affect the validity of the remaining provisions, but rather the entire Trademark Agreement will be construed as if it did not contain the particular invalid, illegal or unenforceable provision(s), and the rights and obligations of each party will be construed and enforced accordingly. However, if either party determines in its discretion that the court’s determination of invalidity, illegality or unenforceability causes this Trademark Agreement to fail in any of its essential purposes, it may immediately terminate the
THIS DOCUMENT AND ITS CONTENTS CONSTITUTE THE PROPRIETARY AND CONFIDENTIAL INFORMATION OF NEWCO LLC AND INTEL CORP. — DO NOT DISCLOSE TO THIRD PARTIES

Trademark Agreement.

15.	No Waiver

The failure of any party to enforce at any time one or more of the provisions of this Trademark Agreement shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of any party to enforce each and every such provision thereafter.

16.	Relationship of the Parties

No agency, partnership, joint venture, franchise, or employment is created between the parties as a result of this Trademark Agreement. Neither party is authorized to create any obligation, express or implied, on behalf of the other party.

17.	No Endorsement

Newco acknowledges that Intel does not endorse Newco or its products or services. Newco shall make no claims that Intel endorses Newco or its products or services. Intel acknowledges that Newco does not endorse Intel or its products or services. Intel shall make no claims that Newco endorses Intel or its products or services.

18.	Notices All notices, consents, requests and demands to or upon the respective parties hereto must be in writing (including e-mail) and may be delivered to the parties at the below addresses (“Notice”). Such Notice will be effective upon receipt.

For Intel Corporation:
Attn: Director of Trademarks and Brands
Intel Corporation
Mailstop RNB-4-151
2200 Mission College Blvd
Santa Clara, California 95054 U.S.A.
trademarks.and.brands@intel.com
For Newco:

[INSERT NAME AND ADDRESS, (INCLUDING E-MAIL ADDRESS)]

19.	Order of Precedence

The terms and conditions of this Trademark Agreement shall govern the parties’ respective rights, duties and obligations with respect to the content herein. In the event of a conflict or inconsistency between this Trademark Agreement and the Commercial Agreement, the terms of this Trademark Agreement shall govern to the extent necessary to resolve the conflict or inconsistency.

20.	Entire Agreement

This Trademark Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all proposals, oral or written, all negotiations, conversations, and/or discussions between the parties relating to this Trademark Agreement and
THIS DOCUMENT AND ITS CONTENTS CONSTITUTE THE PROPRIETARY AND CONFIDENTIAL INFORMATION OF NEWCO LLC AND INTEL CORP. — DO NOT DISCLOSE TO THIRD PARTIES

all past courses of dealing or industry customs. This Trademark Agreement may not be modified except in writing signed by authorized representatives of both parties.
IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have executed this Trademark Agreement.

INTEL CORPORATION	NEWCO

Signature	Signature

Printed Name	Printed Name

Title	Title

Date	Date
THIS DOCUMENT AND ITS CONTENTS CONSTITUTE THE PROPRIETARY AND CONFIDENTIAL INFORMATION OF NEWCO LLC AND INTEL CORP. — DO NOT DISCLOSE TO THIRD PARTIES

EXHIBIT A
LICENSED MARKS
Intel’s Licensed Marks: [to be inserted, and this Trademark Agreement amended in writing accordingly]
Newco’s Licensed Marks: [to be inserted, and this Trademark Agreement amended in writing accordingly]
Co-branding Constructs required for use of other party’s Licensed Marks: [to be inserted, and this Trademark Agreement amended in writing accordingly]
*** End of Appendix F***
THIS DOCUMENT AND ITS CONTENTS CONSTITUTE THE PROPRIETARY AND CONFIDENTIAL INFORMATION OF NEWCO LLC AND INTEL CORP. — DO NOT DISCLOSE TO THIRD PARTIES

APPENDIX G TO MARKET DEVELOPMENT AGREEMENT
RFI/RFP Provisions
Suggested language to be inserted into Carrier’s RFP
Proposed Selection Criteria:
Newco would evaluate the proposals in a number of critical areas, including but not limited to the following:
•	Vendor’s participation in the Open Patent Alliance WiMAX patent pool as a licensor and a licensee
Proposed question to be included in RFP:
Newco supports an environment in which a robust ecosystem can develop for the widespread implementation, adoption and use of WiMAX products. Towards this goal, Newco supports initiatives seeking to foster licensing of intellectual property rights to enable the widespread adoption of WiMAX products. Newco believes that the WiMAX patent pools formed or to be formed by the Open Patent Alliance, LLC (“OPA”) represent such an initiative and promote an intellectual property landscape with a fair, transparent, reasonable, non-discriminatory and proportional royalty structure for use of the WiMAX standard. Therefore:
•	Would you be willing to join the OPA patent pool(s) as a pool licensor, which would require you to license all “Essential Patent Claims” on a non-exclusive basis through the patent pool(s)? As used herein, “Essential Patent Claims” means patent claims owned or controlled by a vendor and necessarily infringed by an implementation of at least one of the mandatory features of the main or optional profile(s) of the WiMAX Forum Mobile System Profile or Network Profile.

•	In addition, would you be willing to join the OPA patent pool(s) as a licensee to the extent you make, sell, offer for sale or import any WiMAX products in any region in which the OPA has established a pool?
In considering your answer to the above questions, assume that the OPA licensing terms and conditions that apply to you as a licensor or licensee will be no less favorable than those that apply to other OPA licensors and licensees, as applicable, within the same regional patent pool.
***End of Appendix G***
THIS DOCUMENT AND ITS CONTENTS CONSTITUTE THE PROPRIETARY AND CONFIDENTIAL INFORMATION OF NEWCO LLC AND INTEL CORP. — DO NOT DISCLOSE TO THIRD PARTIES